UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Pure Storage, Inc.
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PROXY STATEMENT

Notice of 2020 Annual Meeting of Stockholders

PURESTORAGE®

650 Castro Street
Mountain View, California 94041
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	LOCATION	RECORD DATE
June 25, 2020 at 10:00 a.m. PT	Via live webcast at www.virtualshareholdermeeting.com/PSTG2020	April 30, 2020 Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

VOTING PROPOSALS

Board Recommendation
PROPOSAL 1: To elect four Class II directors to serve until our annual meeting of stockholders in 2023;	FOR each Class II director nominee
PROPOSAL 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and	FOR
PROPOSAL 3: To consider an advisory vote on the compensation of our named executive officers, as described in this proxy statement.	FOR
These items of business are more fully described in the proxy materials accompanying this notice. In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the meeting.

By Order of the Board of Directors
JOSEPH FITZGERALD
Chief Legal Officer and Corporate Secretary
Mountain View, California
May 11, 2020

You are cordially invited to attend the virtual annual meeting. Whether you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy or notice card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from such agent.

2020 PROXY STATEMENT	3

COMPANY OVERVIEW
Data is foundational to our customers' digital transformation and we are focused on delivering innovative and disruptive technology and data storage solutions that enable customers to maximize the value of their data. We started with the vision of making flash storage available to enterprise organizations everywhere and established an entirely new customer experience including our innovative Evergreen Storage subscription that radically simplified storage ownership and reduced total cost of ownership for our customers. Our solutions serve data workloads on-premise, in the cloud, or hybrid environments and include mission-critical production, test/development, analytics, disaster recovery, and backup/recovery.
Our Modern Data Experience vision begins with our portfolio of products and subscription services that is transforming and modernizing storage operations for our customers. Our Modern Data Experience vision extends to an innovative and highly-integrated data platform of products and subscription services, consisting of Cloud Data Infrastructure (integrated hardware and software appliances which run in on-premise data centers), Cloud Data Services (software services which run natively in major public cloud infrastructures), and Cloud Data Management (software hosted data management services to manage our entire platform). The Modern Data Experience is based on four key pillars: Fast Matters, Cloud Everywhere, Simple is Smart, and Subscription to Innovation.
Fast Matters - Speed is critical to customer experience and engagement, and therefore, we design our high-performance solutions to allow applications, analytics, and development to move and execute quickly in order for our customers to make impactful decisions. We redefine fast by delivering low-latency, high bandwidth, and maximum density technologies. For example, accelerating core applications enables rapid response and deployment which reduces costs while increasing enterprise resilience.
Cloud Everywhere - Providing our customers the opportunity to transform their data management to a full or hybrid cloud model. This model reduces costs and adds agility through an API-defined platform, a consistent on-premise and public cloud experience, seamless data mobility and comprehensive data protection. This multi-cloud environment delivers increased flexibility, fast global recovery, and minimized application downtime through automated response.
Simple is Smart - From day one, our storage solutions are designed to be simple, allowing our customers to reduce time spent managing the storage platform including issue resolution. Our storage dashboards present real-time and intuitive platform analytics; meanwhile, AI-based optimization proactively analyzes future workloads and global network issues to limit unforeseen infrastructure problems.
Subscription to Innovation - Delivering a subscription with low total cost of ownership, eliminating the need for forklift hardware replacements, and providing customizable capacity and mobility, whether on-premise, in the cloud or hybrid cloud.

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement.
MATTERS TO BE VOTED ON

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS
Andrew Brown, John Colgrove, Mark Garrett and Roxanne Taylor have been nominated for election as Class II directors. Our board of directors and nominating and corporate governance committee believe that the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice to our broader management team.

The board of directors recommends a vote FOR each nominee

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors and audit committee believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 is in the best interests of our company and its stockholders. As a matter of good corporate governance, our board of directors is asking stockholders to ratify the audit committee’s selection of the independent registered public accounting firm.
The board of directors recommends a vote FOR this proposal

PROPOSAL 3: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our executive compensation program is designed to promote long-term stockholder value creation and support our strategy by encouraging growth while prudently managing profitability and risk, attracting and retaining key talent, and appropriately aligning pay with performance.

The board of directors recommends a vote FOR this proposal

2020 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
FISCAL 2020 BUSINESS AND FINANCIAL HIGHLIGHTS
We made continued progress on our key company initiatives in our fiscal year ended February 2, 2020 (fiscal 2020).

REVENUES	ADDITIONAL HIGHLIGHTS

(in billions)	✔
We increased our revenues from $1.36 billion in fiscal 2019 to $1.64 billion in fiscal 2020, an increase of 21% year over year, despite unparalleled industry pricing declines which adversely impacted sales.

	✔	We grew deferred revenue by 30% year over year.
	✔	We maintained industry leading gross margins.
	✔	We increased our total customer count to over 7,500, up from over 5,800 a year prior, an increase of 28% year over year.

	✔	We continued to innovate with new offerings, such as Cloud Block Store and Pure as-a-Service, to open new use cases and consumption models.

Last year, we announced our strategy for our second decade. Our portfolio of products, running our unified Purity Operating Environment software and all managed by our Pure1 cloud, can now serve the majority of data workloads for our customers: mission-critical production, development testing, analytics, disaster recovery, and backup/recovery in all environments: on-premise, in-cloud and hybrid. Our software platform brings performance, simplicity, and cloud-era API automation to storage.
We call this strategy the Modern Data Experience, and we are succeeding by helping our customers transform their storage operations to a modern, shared, as-a-Service model. We are delivering the Modern Data Experience through our portfolio, solutions, and services. Our technology portfolio and continued pace of innovation are paying off with transformative products and solutions that delight our customers. Our FlashArray and FlashBlade products continue to lead the market with exciting innovations, such as our new FlashArray//C, introduced in fiscal 2020, which is the first and only all-flash product in the industry to bring flash performance to Tier 2 application economics. A key hallmark in our strategy is our subscription services with Cloud Block Store, Pure as-a-Service, and our Evergreen Storage business model.
In fiscal 2021 and beyond, we are committed to delivering on our Modern Data Experience and Pure as-a-Service strategies to accelerate our customers digital transformation journeys.

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PROXY STATEMENT SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
BOARD COMPOSITION SNAPSHOT
As of March 31, 2020:

INDEPENDENCE	TENURE	AGE	GENDER

BOARD MEMBERS
The following table provides summary information about each director nominee and other directors as of March 31, 2020.

					Board Committees
Name	Class	Age	Independent	Director Since	Audit	Compensation	Nominating and Corporate Governance
2020 Director Nominees
Andrew Brown Chief Executive Officer, Sand Hill East and Chief Executive Officer and Co-owner, Biz Tectonics	II	56	Yes	2019
John “Coz” Colgrove Chief Technology Officer	II	57	No	2009
Mark Garrett Former Chief Financial Officer, Adobe Systems	II	62	Yes	2015
Roxanne Taylor Chief Marketing and Communications Officer, Memorial Sloan Kettering	II	63	Yes	2019
Continuing Directors
Scott Dietzen Vice Chairman and Former Chief Executive Officer, Pure Storage	I	57	No	2010
Charles Giancarlo Chairman and Chief Executive Officer	I	62	No	2017
Jeff Rothschild Advisor and Venture Partner, Accel Partners	III	65	Yes	2018
Anita Sands Former Group Managing Director and Head of Change Leadership, UBS Financial Services	III	43	Yes	2015
Susan Taylor Chief Accounting Officer, Facebook	III	51	Yes	2018
Greg Tomb President, SAP SuccessFactors	I	54	Yes	2020

Chair	Member	Chair/Financial Expert	Member/Financial Expert

2020 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
At the beginning of fiscal 2020, our compensation committee approved compensation packages for our executive officers that maintained our robust “pay for performance” philosophy. Fiscal 2020 bonus awards relied on annual revenue and operating margin metrics, and fiscal 2020 equity awards were 100% performance-based awards, based on an annual revenue metric. These equity awards are further subject to time-based vesting over a multi-year period. Our “pay for performance” program produced the intended results. Because we underperformed against our original revenue and profit targets, executive cash bonuses paid out at 69.8% of target, and executive equity awards were earned at 82.5% of target. Details of these awards and the performance metrics are discussed in detail in the section titled “Compensation Discussion and Analysis” below.
OUR EXECUTIVE COMPENSATION PRACTICES
Our executive compensation policies and practices reinforce our “pay for performance” philosophy and ensure that compensation is meaningfully tied to the creation of long-term stockholder value. Listed below are highlights of our compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO
•Performance-based cash and equity incentives
•Caps on performance-based cash and equity incentive compensation
•100% independent directors on our compensation committee
•Independent compensation consultant engaged by our compensation committee
•Annual review and approval of our compensation strategy
•Significant portion of executive compensation based on corporate metrics
•Three-year equity award vesting period in addition to performance requirements
•Stock ownership guidelines
•Policy regarding incentive compensation clawback

•No “single trigger” change of control payments or benefits
•No post-termination retirement or pension-type non-cash benefits
•No perquisites other than those available to our employees generally
•No tax gross-ups for change of control payments or benefits

OUR FISCAL 2020 EXECUTIVE OFFICER PAY
The chart below shows the pay mix of our Chief Executive Officer and the components of Chief Executive Officer pay for fiscal 2020 (based on the values reported in the Summary Compensation Table). This chart illustrates the predominance of at-risk and performance-based components in our executive compensation program. Our other executive officers have pay packages that are similarly weighted toward performance-based components. We believe these components provide a compensation package that helps attract and retain qualified individuals, focuses the efforts of our executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders.

Chief Executive Officer

8

Proxy Statement Summary	5	Our Executive Officers	32
		Compensation Discussion and Analysis	34
Proposal 1 – Election of Directors	11
		Executive Compensation	45
Nominees for Election Until the 2023 Annual Meeting of Stockholders
	12	Summary Compensation Table for Fiscal 2020	45
Board of Directors Role and Responsibilities	18	Grants of Plan–Based Awards Table in Fiscal 2020	46
Board Structure and Processes	21	Outstanding Equity Awards as of February 2, 2020	47
Transactions with Related Persons	25	Stock Awards Vested and Options Exercised in Fiscal 2020	48
Director Compensation	26
		Employment, Severance and Change in Control Agreements	49
Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm
	29	Pay Ratio Information	52

Pre-Approval Policies and Procedures	30	Stock Ownership Information	53
Audit Committee Report	30
		Security Ownership	53
Proposal 3 – Advisory Vote on Named Executive Officer Compensation		Equity Compensation Plan Information	55
	31
		Questions and Answers about These Proxy Materials and Voting
Compensation Committee Report	31		56

2020 PROXY STATEMENT	9

650 Castro Street
Mountain View, California 94041
PROXY STATEMENT
For the 2020 Annual Meeting of Stockholders
To Be Held On June 25, 2020 at 10:00 a.m. PT
Our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2020, originating from Mountain View, California, on Thursday, June 25, 2020 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof.
For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders primarily via the internet. Beginning on or about May 11, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings.
Only stockholders of record at the close of business on April 30, 2020 will be entitled to vote at the meeting. On this record date, there were 263,914,277 shares of common stock outstanding and entitled to vote. Each holder of common stock will have the right to one vote per share. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at our address above. The stockholder list will also be available online during the meeting. If you plan to attend the meeting online, please see the instructions elsewhere in this proxy statement.
In this proxy statement, we refer to Pure Storage, Inc. as “Pure Storage,” "Pure," "the company," “we” or “us” and the board of directors of Pure as “our board of directors.” Our Annual Report on Form 10-K, which contains consolidated financial statements as of and for the year ended February 2, 2020 (fiscal 2020), accompanies this proxy statement. You also may obtain a copy of our Annual Report on Form 10-K for fiscal 2020 that was filed with the Securities and Exchange Commission (SEC), without charge, by writing to our Secretary at our address above.

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PROPOSAL 1 ELECTION OF DIRECTORS
Our board of directors recommends a vote FOR all Class II director nominees.
Our board of directors currently consists of ten members. Our board is divided into the three classes with each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Andrew Brown, John Colgrove, Mark Garrett and Roxanne Taylor are currently directors of Pure and have been nominated to continue to serve as Class II directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2023 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to the effective functioning of our board of directors.
VOTE REQUIRED
Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee.
DIRECTOR NOMINATION AND BOARD REFRESHMENT PROCESS
In evaluating candidates for our board, our nominating and corporate governance committee considers such factors as possessing relevant expertise to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, having the ability to read and understand basic financial statements, demonstrated commitment to the highest personal integrity and ethics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. The committee also considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability. The committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review the directors’ prior service to us, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

2020 PROXY STATEMENT	11

PROPOSAL 1 - ELECTION OF DIRECTORS
Our nominating and corporate governance committee intends to evaluate director candidates recommended by stockholders based on the factors and qualifications discussed above, though it has not implemented a formal policy regarding such process. Our board believes that it is appropriate that the nominating and corporate governance committee does not have such a policy because it reviews all candidates in the same manner regardless of the source of the recommendation. The committee may implement a formal policy regarding consideration of director candidates recommended by stockholders in the future.
Below is a summary of the primary skills, experience and qualifications that our directors bring to our board of directors:
•Executive leadership
•Technology expertise
•Sales and marketing experience
•Finance and accounting expertise
•Operational experience
•Experience in the enterprise IT industry
Our board of directors believes that rotation of directors is integral to an effective governance structure. Moreover, rotation brings diverse viewpoints and new perspectives, a variety of skills and professional experiences, which are important components of governance and promoting the long-term interests of stockholders. In identifying board candidates, our board of directors seeks candidates with diverse backgrounds and believes that a greater breadth of personal and professional experience improves the quality of decision making and enhances business performance.
Our board of directors has a balance of new and continuing directors, with an average tenure of approximately 3.8 years as of April 30, 2020. Since the start of fiscal 2020, we appointed three new independent directors.
NOMINEES FOR ELECTION UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS

ANDREW BROWN Independent

Chief Executive Officer, Sand Hill East Age: 56 Director Since: September 2019 Committee(s): Compensation
BACKGROUND
Mr. Brown has served as Chief Executive Officer of Sand Hill East LLC, a strategic management, investment and marketing services firm, since February 2014. Since 2006, he has also been the Chief Executive Officer and Co-Owner of Biz Tectonics LLC, a privately held consulting company. From September 2010 to October 2013, Mr. Brown served as Group Chief Technology Officer of UBS, an investment bank. From 2008 to 2010, Mr. Brown served as head of strategy, architecture and optimization at Bank of America Merrill Lynch, the corporate and investment banking division of Bank of America. From 2006 to 2008, Mr. Brown served as Chief Technology Officer of Infrastructure at Credit Suisse Securities (USA) LLC. Mr. Brown currently sits on the board of directors of Zscaler and Guidewire Software. Mr. Brown holds a Bachelor of Science in Chemical Physics from University College London.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Brown is qualified to serve as a member of our board of directors based on his extensive technology expertise, including as chief technology officer of multiple large financial firms, as well as his service on the board of directors of other publicly held companies.

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PROPOSAL 1 - ELECTION OF DIRECTORS

JOHN “COZ” COLGROVE

Founder and Chief Technology Officer Age: 57 Director Since: October 2009 Committee(s): None
BACKGROUND
Mr. Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure in October 2009. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 200 patents in the areas of system, data storage and software design.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Colgrove’s qualifications for board service include his industry knowledge and his experience as a founder of Pure, as well as his leadership experience and deep technical expertise.

MARK GARRETT Independent

Former Chief Financial Officer, Adobe Systems Age: 62 Director Since: July 2015 Committee(s): Audit (Chair)
BACKGROUND
From February 2007 to April 2018, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a producer of creative and digital marketing software. From 2004 to 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, an information technology company. From 2002 to 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett currently serves on the board of directors of Cisco Systems, Inc. and GoDaddy, Inc. Mr. Garrett previously served on the boards of directors of Model N, Inc. from 2008 to 2016 and Informatica Corporation from 2008 to 2015. Mr. Garrett earned a B.S. in Accounting and Marketing from Boston University and an M.B.A. from Marist College.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Garrett’s qualifications for board service include his extensive management and financial experience, as well as his relevant industry knowledge.

2020 PROXY STATEMENT	13

PROPOSAL 1 - ELECTION OF DIRECTORS

ROXANNE TAYLOR Independent

Chief Marketing and Communications Officer, Memorial Sloan Kettering Age: 63 Director Since: February 2019 Committee(s): Compensation Nominating and Corporate Governance
BACKGROUND
Ms. Taylor has served as the Chief Marketing and Communications Officer of Memorial Sloan Kettering, the world’s oldest and largest private cancer center, since February 2020. From 2007 until December 2017, Ms. Taylor served as Chief Marketing and Communications Officer at Accenture, a global professional services company. From 1995 to 2007, Ms. Taylor served in various marketing positions at Accenture, including Managing Director Corporate and Financial Communications and Director of Marketing and Communications for the Financial Services practice. Before joining Accenture, Ms. Taylor served in corporate communications, investor relations, and senior marketing positions at Reuters and Citicorp/Quotron from 1993 to 1995 and 1989 to 1993, respectively. Ms. Taylor received a B.A. in Psychology from University of Maryland, College Park.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive marketing experience, as well as her technology industry knowledge.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JEFF ROTHSCHILD Independent

Advisor and Venture Partner, Accel Partners Age: 65 Director Since: April 2018 Committee(s): Nominating and Corporate Governance
BACKGROUND
Since 1999, Mr. Rothschild has served as an Advisor and Venture Partner at Accel Partners, a venture capital firm. Mr. Rothschild was the VP of Infrastructure Engineering at Facebook, a social media and technology company, from 2005 to 2015. Mr. Rothschild previously co-founded Veritas Software Corp., a provider of storage management solutions, where his role included product strategy, sales and marketing. Prior to Veritas, Mr. Rothschild worked with a number of companies in the areas of storage management, system software and networking. Mr. Rothschild is the Vice-Chairman of The Vanderbilt University Board of Trustees. Mr. Rothschild holds an M.S. in Computer Science and a B.A. in Psychology from Vanderbilt University.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Rothschild’s qualifications for board service include his extensive technical and executive leadership and operational experience, as well as his relevant infrastructure knowledge and customer perspective.

14

PROPOSAL 1 - ELECTION OF DIRECTORS

ANITA SANDS Independent

Former Group Managing Director and Head of Change Leadership, UBS Financial Services Age: 43 Director Since: July 2015 Committee(s): Audit Nominating and Corporate Governance (Chair)
BACKGROUND
From 2012 to 2013, Dr. Sands served as Group Managing Director and Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm. From 2010 to 2012, Dr. Sands served as Group Managing Director and Chief Operating Officer of Wealth Management Americas at UBS Financial Services. From 2009 to 2010, Dr. Sands served as Transformation Consultant at UBS Financial Services. From 2008 to 2009, Dr. Sands served as Managing Director, Head of Transformation Management at Citigroup’s Global Operations and Technology organization. Prior to that, Dr. Sands also held several leadership positions with RBC Financial Group and CIBC. Dr. Sands currently serves on the board of directors of iStar Inc. and ServiceNow, Inc. Dr. Sands earned a B.S. in Physics and Applied Mathematics from The Queen’s University of Belfast, Northern Ireland, a Ph.D. in Atomic and Molecular Physics from The Queen’s University of Belfast, Northern Ireland and a M.S. in Public Policy and Management from Carnegie Mellon University.
QUALIFICATIONS FOR BOARD SERVICE
Dr. Sands’ qualifications for board service include her extensive leadership and operational experience at global financial services firms, as well as her service as a director of multiple large technology companies.

SUSAN TAYLOR Independent

Chief Accounting Officer, Facebook Age: 51 Director Since: October 2018 Committee(s): Audit Compensation (Chair)
BACKGROUND
Since April 2017, Ms. Taylor has served as Chief Accounting Officer of Facebook, a social media and technology company. From January 2012 to March 2017, Ms. Taylor served as Vice President, Controller, and Chief Accounting Officer of LinkedIn Corporation, a professional social networking company. From 2009 to 2012, Ms. Taylor served as the Vice President, Controller, and Chief Accounting Officer of Silver Spring Networks, Inc., a provider of networking solutions, and from 2008 to 2009, Ms. Taylor served as the Senior Director, Accounting Policy of Yahoo! Inc. Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers LLP, an accounting firm, in various accounting roles. Ms. Taylor received a Bachelor of Commerce degree from the University of Toronto and is a Certified Public Accountant (inactive) in California.
QUALIFICATIONS FOR BOARD SERVICE
Ms. Taylor’s qualifications for board service include her extensive management and financial experience, as well as her technology industry knowledge and operational experience.

2020 PROXY STATEMENT	15

PROPOSAL 1 - ELECTION OF DIRECTORS
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING OF STOCKHOLDERS

SCOTT DIETZEN Vice Chairman

Vice Chairman Age: 57 Director Since: October 2010 Committee(s): None
BACKGROUND
Dr. Dietzen has served as our Vice Chairman since September 2018. Dr. Dietzen previously served as our Chief Executive Officer from October 2010 to August 2017, and as our Chairman from August 2017 to September 2018. From 2007 to 2009, Dr. Dietzen served in various roles at Yahoo! Inc., an internet technology company, including as Interim Senior Vice President of Yahoo! Communications and Communities. From 2005 to 2007, Dr. Dietzen served as President and Chief Technology Officer of Zimbra, Inc., a provider of open source messaging and collaboration software until its sale to Yahoo! in 2007. From 1998 to 2004, Dr. Dietzen served in various roles at BEA Systems, Inc., including as BEA Systems’ Chief Technology Officer. He had served as Vice President, Marketing at WebLogic, Inc., a provider of web application servers, which BEA Systems acquired in 1998. Dr. Dietzen previously served as Principal Technologist at Transarc Corporation, a filesystem software company that was acquired by IBM. He earned a B.S. in Applied Mathematics and Computer Science and a M.S. and Ph.D. in Computer Science from Carnegie Mellon University.
QUALIFICATIONS FOR BOARD SERVICE
Dr. Dietzen’s qualifications for board service include his deep technology background and his extensive leadership experience across a range of technology companies.

16

PROPOSAL 1 - ELECTION OF DIRECTORS

CHARLES GIANCARLO Chairman

Chairman and Chief Executive Officer Age: 62 Director Since: August 2017 Committee(s): None
BACKGROUND
Mr. Giancarlo has served as our Chief Executive Officer since August 2017 and as our Chairman since September 2018. Mr. Giancarlo previously served as Managing Director, Head of Value Creation and later Senior Advisor at Silver Lake Partners, a private investment firm, from 2007 to 2015, where he focused on investment and business improvement opportunities for Silver Lake’s portfolio companies. From 2008 to 2009, Mr. Giancarlo served as Interim President and Chief Executive Officer of Avaya. Prior to that, from 1993 to 2007, Mr. Giancarlo served in senior executive roles at Cisco Systems, including Chief Technology Officer and Chief Development Officer and is credited with introducing many new technologies including Ethernet Switching, WiFi, IP Telephony and Telepresence. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc. and Zscaler, Inc. Mr. Giancarlo previously served on the boards of directors of Accenture plc, Netflix, ServiceNow, Avaya, Imperva and Tintri. Mr. Giancarlo received a B.S. in Engineering from Brown University, a M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Giancarlo’s qualifications for board service include his extensive executive leadership and operational experience, as well as his relevant industry knowledge.

GREG TOMB Independent

President, SAP SuccessFactors Age: 54 Director Since: February 2020 Committee(s): None
BACKGROUND
Mr. Tomb has served as President of SAP SuccessFactors, a leading provider of cloud-based human capital management solutions, since July 2017. Mr. Tomb has been with SAP since 2003 and most recently led the SAP HANA Enterprise Cloud business and oversaw sales for SAP's Global Services Organization. He has also served as President of SAP North America region, as well as other executive roles. In addition to SAP, Mr. Tomb served as Chief Executive Officer of Vivido Labs and has held leadership positions at both Accenture Consulting and Comergent Technologies. Mr. Tomb holds a Bachelor of Science in Engineering from Pennsylvania State University and an MBA from Loyola University of Chicago.
QUALIFICATIONS FOR BOARD SERVICE
Mr. Tomb's qualifications for board service include his extensive technology and sales expertise, with a focus on sales and implementation of enterprise and cloud-based business applications.

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BOARD OF DIRECTORS ROLE AND RESPONSIBILITIES
RISK OVERSIGHT
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
In light of recent events, our board of directors is receiving and considering regular updates from our management team on the evolving novel coronavirus (COVID-19) situation as part of its oversight of the company and its business.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal, cyber-security, financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
COMPENSATION RISK ASSESSMENT
Our compensation committee assesses and monitors whether any of our compensation policies, practices and programs has the potential to encourage excessive risk-taking. Based on that review, we have concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company for the following reasons:
•Our equity awards for senior executive officers have both performance vesting criteria, as well as time-based vesting criteria, which balances competing short-term and long-term incentives;
•Our equity awards are full value awards and are granted on an annual basis with long-term, overlapping vesting periods to motivate recipients to focus on sustained stock price appreciation;
•Our performance equity and bonus awards contain a cap on maximum payout;
•Our compensation committee has retained an independent compensation consultant to provide objective advice on matters related to the compensation of our executive officers and non-employee directors; and
•Our compensation committee annually reviews competitive benchmarking data in setting pay mix, targets and long-term incentive elements for our executive officers’ packages.
HUMAN CAPITAL MANAGEMENT
Our success depends on our ability to attract, retain and develop talented and skilled employees. We believe that diversity drives innovation. In building and managing our workforce, we seek to invest in creating a diverse and inclusive environment where everyone can bring their whole self to the workplace. These efforts include:
•Building our global talent brand as an employer of choice for diverse, innovative talent through external channels and by creating an aligned internal employee experience;
•Investing significant resources to develop the talent needed to keep us at the forefront of innovation, including a number of web-based and in-person training initiatives;

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•Ensuring that our employees understand how their work contributes to the company’s overall goals and strategy. We use a variety of communications channels to facilitate open and direct communication, including open town-hall forums with our executives and annual employee surveys to identify strengths and opportunities for improvement; and
•Engagement through employee resource groups including women, LGBTQ+, young professionals, individuals of color, veterans, and employees with differing abilities.
We also invest in the well-being of our employees through a comprehensive compensation and benefits strategy that includes competitive salary, annual incentive awards for nearly all employees, flexible paid time off, and other benefits to promote financial, physical and emotional well-being.
COMPLIANCE AND ETHICS
We pride ourselves on our culture and our company values. We strive to embody these values in everything we do. Just as important are our underlying common principles of Integrity, Honesty and Respect for Others—these truly define us and are at the heart of our code of conduct, which applies to all of our directors, officers and employees. Our code of conduct goes beyond merely fulfilling legal requirements—at Pure, conduct counts. All of our employees are required to complete training courses on our code of conduct. In addition, we conduct mandatory trainings to address compliance risks associated with specific roles in our company. We plan to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website.
Our board of directors has also adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of the company in accordance with its fiduciary responsibilities. Our code of conduct, applicable waivers thereof, and our corporate governance guidelines are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com.
CORPORATE SOCIAL RESPONSIBILITY
Technology has improved the lives of people on a global scale. Our corporate social responsibility (CSR) commitment extends beyond our technology and focuses on issues that align with our business strategy, including community involvement where our employees are located, improving our environmental impact, and our efforts around Inclusion, Diversity & Belonging.
PHILANTHROPY & VOLUNTEERISM
The Pure Good Foundation was established in 2015, based on a vote of support from our employees, to invest in our communities and to ensure support for efforts made in projects aligned with improving the lives of individuals where we live and work.
Pure Good is having a positive impact through financial investments and employee pro bono support on local and global issues, particularly around environmentalism and workforce development. Through these efforts, we are committed to launching real-life environmental solutions and building lifelong relationships with tomorrow’s workforce.
The Foundation divides its philanthropic efforts across three areas:

Puritan Philanthropy	Environment	Workforce Development
Employee-centric activities, including volunteering and Global Interest Grants	Highly aligned to the business as a core value proposition of Pure is to reduce its customers' environmental footprint	Win-win for the community and company
ENVIRONMENT
Maintaining a sustainable environment is at the core of what Pure does and is visible from the efficient products we make to the efforts in our offices to eliminate waste and to compost and recycle.
We work to ensure an ethical supply chain in the production of our industry-leading products. We are members of the Responsible Business Alliance and abide by their principles and code of conduct. In addition, we think about the effect on the

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planet of our products from production to installation to end of life. In all of our manufacturing operations, we ensure that we are complying with environmental regulations and recycling our products on a country by country basis.
Our differentiated and efficient products inherently empower our customers through green technology that supports their sustainability goals. Since we started offering our products, we estimate that we have helped our customer to substantially reduce the power and space used in their IT operations by abandoning legacy disk-based and hybrid storage products. While the dollar savings for our customers are estimated to exceed $2 billion, the sustainability aspects of our products are equally inspiring:

Power Savings	Space Savings
Pure customers have saved	Pure customers have eliminated
4 billion kWh	19,000 data center racks...

Greenhouse Gas Emissions Equivalent to 7,000,000,000 miles driven by a single car	Space savings Equivalent to 95 full-sized basketball courts

Carbon Sequestered Equivalent to 47,000,000 tree seedlings grown for 10 years
= 1,000,000 tree seedlings	96% less space than the storage it replaced
We are proud to partner with One Tree Planted, a non-profit organization focused on global reforestation. An example is how we have started offering our customers the opportunity to have us donate funds to a non-profit such as One Tree Planted, in lieu of more disposable gifts typically given away at marketing events.
DIVERSITY, INCLUSION & BELONGING
Our goal is to embed inclusive practices into all key talent processes, engaging our leaders and employees as role models and drivers of equality and continuing to make sure our culture remains open to new voices and thoughts.
Our continued ability to innovate requires hiring and supporting talented individuals offering their best ideas so we are focused on embedding practices of equality and inclusion in everything we do. For us, equality is not a separate function – it is essential to our success.
Pure Equality ensures we are a diverse and inclusive company providing equal opportunity for all to thrive, contribute, and innovate. We celebrate diversity and inclusion at Pure through Pure Equality organizations for women, LGBTQ+, young professionals, individuals of color, veterans, and employees with differing abilities.
In addition, we have joined forces with Evergreen Valley College and Npower to support pipeline development of people from non-traditional backgrounds to access jobs in the technology sector.
COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 650 Castro Street, Mountain View, California 94041. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be forwarded to the director or directors to whom the communication is addressed. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the audit, compensation, or nominating and corporate governance committee, as applicable.

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BOARD STRUCTURE AND PROCESSES
BOARD LEADERSHIP
Mr. Giancarlo serves as Chairman of our board of directors and Dr. Dietzen serves as Vice Chairman of our board of directors. Our board of directors does not have a lead independent director. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Mr. Giancarlo and Dr. Dietzen. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Dr. Dietzen and Mr. Giancarlo bring company-specific experience and expertise.
DIRECTOR INDEPENDENCE
Our common stock is listed on the New York Stock Exchange (NYSE). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Sands, Mses. S. Taylor and R. Taylor, and Messrs. Brown, Garrett, Rothschild and Tomb do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Dr. Dietzen and Messrs. Colgrove and Giancarlo are not independent due to their status as our current or former executive officers.
Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence.
EXECUTIVE SESSIONS OF DIRECTORS
In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, our board of directors has a policy of conducting executive sessions of non-management directors during each regularly scheduled board meeting and at such other times if requested by a non-management director. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Neither Mr. Giancarlo nor Mr. Colgrove participates in such sessions. In addition, we hold executive sessions including only independent directors at least once a year. The presiding director at each executive session is chosen by the directors present at that meeting.

2020 PROXY STATEMENT	21

PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD COMMITTEES
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The composition and functions of each committee are described below.
AUDIT COMMITTEE

MEETINGS IN FY 2020:
4
MEMBERS:
Mr. Garrett (Chair)
Dr. Sands
Ms. S. Taylor
Our board of directors has determined that Mr. Garrett, Dr. Sands and Ms. S. Taylor are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that Mr. Garrett and Ms. S. Taylor are each an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their prior or current employment.

PRIMARY RESPONSIBILITIES:
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices, to oversee our independent registered accounting firm and to monitor for various business risks. Specific responsibilities of our audit committee include:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of our independent registered public accounting firm;
•discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing risk assessments and steps relating to risk management, including cybersecurity and other business risks;
•reviewing related party transactions;
•obtaining and reviewing a report by our independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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PROPOSAL 1 - ELECTION OF DIRECTORS
COMPENSATION COMMITTEE

MEETINGS IN FY 2020:
4
MEMBERS:
Ms. S. Taylor (Chair)
Mr. Brown
Ms. R. Taylor
Our board of directors has determined that Mses. R. Taylor and S. Taylor and Mr. Brown are independent under NYSE listing standards and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

PRIMARY RESPONSIBILITIES:
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, practices and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;
•administering our stock and equity incentive plans;
•selecting independent compensation consultants or other advisers and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Under its charter, our compensation committee may form, and delegate authority to, subcommittees as appropriate. See the sections titled “Compensation Discussion and Analysis” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

2020 PROXY STATEMENT	23

PROPOSAL 1 - ELECTION OF DIRECTORS
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEETINGS IN FY 2020:
3
MEMBERS:
Dr. Sands (Chair)
Mr. Rothschild
Ms. R. Taylor
Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable NYSE listing standards.

PRIMARY RESPONSIBILITIES:
Specific responsibilities of our nominating and corporate governance committee include:
•identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•evaluating the performance of our board of directors and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting;
•reviewing management succession plans;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•overseeing an annual evaluation of the board of directors’ performance.

CORPORATE GOVERNANCE BEST PRACTICES
We are committed to maintain a set of robust corporate governance practices, as well as continuous improvement of those practices, in order to maintain and enhance independent oversight and align our governance with our strategic objectives. These practices include the following:

✔	We adopted stock ownership guidelines that apply to our executive officers and directors going forward.	✔
We have increased the diversity of our board of directors. At the end of fiscal 2019, 20% of our board was composed of women. As of the date of this proxy statement, 30% of our board is composed of women.

✔	All of our committees are composed entirely of independent directors.	✔	Our board of directors is committed to periodic renewal and rotation. Since the start of fiscal 2020, we added three new directors, including an additional female independent director.
✔	Independent directors meet in executive session periodically without management present.
		✔	With the addition of 3 new directors in fiscal 2020, we reduced the average board tenure from 4.64 years as of January 31, 2019 to 3.8 years as of April 30, 2020.
✔	7 of 10 directors are independent.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met four times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.
We encourage our directors and nominees for director to attend our annual meeting of stockholders, and four of our directors attended our annual meeting of stockholders in 2019.

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PROPOSAL 1 - ELECTION OF DIRECTORS
BOARD EVALUATIONS AND EDUCATION
Our nominating and corporate governance committee oversees the board evaluation process. The evaluation process has generally utilized a trusted third party experienced in corporate governance matters, such as our outside counsel, to assist with the evaluation process. In the past, directors have been interviewed by the independent third party and gave feedback on directors, committees and our board of directors in general. Directors responded to questions designed to elicit information to be used in improving the effectiveness of our board of directors. The third party synthesized the results and comments received during such interviews. At subsequent meetings, Dr. Sands, in conjunction with the independent third party, presented the findings to the nominating and corporate governance committee and our board of directors.
We encourage directors to participate in continuing education programs focused on our business and industry, committee roles and responsibilities and legal and ethical responsibilities of directors, and we will reimburse directors for their expenses associated with this participation. We also encourage our directors to attend company events such as our annual company kick-off event and our user conference.
TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since the beginning of our last fiscal year to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
EMPLOYMENT ARRANGEMENTS AND EQUITY AWARDS
We have entered into employment offer letters with our executive officers and have adopted a Change in Control Severance Benefit Plan (as defined below). For more information regarding these arrangements, see the section titled “Employment, Severance and Change of Control Agreements.”
In October 2019, we entered into a consulting agreement with Timothy Riitters, our former Chief Financial Officer. This consulting agreement terminated by its terms on February 2, 2020. Under the consulting agreement, Mr. Riitters provided transitional consulting services and was permitted to continue vesting in his equity awards. The aggregate value of the equity awards that vested during this time was $670,988, based on the closing market price of our common stock on February 2, 2020, which was $17.80. Mr. Riitters did not receive any other consideration for his transition services.
We have granted equity awards to our executive officers and certain members of our board of directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws also provides our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.
RELATED-PARTY TRANSACTION POLICY
We have adopted a written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

2020 PROXY STATEMENT	25

PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
Our non-employee director compensation program is designed to attract, retain and reward qualified non-employee directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each member of our board of directors who is not our employee (other than Dr. Dietzen) receives the cash and equity compensation for board service described below. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

INPUT	PROPOSAL	PRESENTATION	OUTCOME
Compensia provides input on program design considerations	Proposes alternative program designs for consideration	Presents competitive non-employee director compensation data and analyses including compensation data from our peer group	Based on the recommendations of our compensation committee and of Compensia, our board of directors may approve changes in certain aspects of our directors compensation as appropriate.

Our compensation committee consults annually with Compensia, Inc. (Compensia), its independent compensation consultant, to review our director compensation program. As part of that annual review, Compensia provides input on program design considerations, proposes alternative program designs for consideration, and presents competitive non-employee director compensation data and analyses including compensation data from our peer group. For fiscal 2020, upon our compensation committee’s recommendation and consistent with Compensia’s recommendation, our board of directors approved increases in the annual retainers for service as a non-employee director, audit committee chair and nominating and governance committee member, in each case effective as of May 1, 2019.
CASH COMPENSATION
During fiscal 2020, eligible directors were entitled to receive cash compensation, paid quarterly in arrears, as follows:

Annual Cash Retainer ($)(1)(2)
Annual retainer	40,000
Additional retainer for audit committee chair	25,000
Additional retainer for audit committee member	10,000
Additional retainer for compensation committee chair	15,000
Additional retainer for compensation committee member	7,500
Additional retainer for nominating and governance committee chair	10,000
Additional retainer for nominating and governance committee member	5,000
(1)In February 2019, our board of directors approved (i) an increase in the annual retainer from $37,000 to $40,000, (ii) an increase in the additional retainer for audit committee chair from $20,000 to $25,000, and (iii) an increase in the additional retainer for nominating and governance committee member from $4,000 to $5,000, each effective as of May 1, 2019.
(2)In February 2020, our board of directors approved (i) an increase in the additional retainer for the audit committee chair from $25,000 to $35,000, and (iii) an increase in the additional retainer for the compensation committee chair from $15,000 to $20,000, both effective as of May 1, 2020.

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PROPOSAL 1 - ELECTION OF DIRECTORS
EQUITY COMPENSATION
Eligible directors were entitled to receive a restricted stock unit (RSU) award for a number of shares equal to $235,000 determined on the basis of the closing price of our common stock on the date of our annual stockholder meeting in June 2019, to vest fully on the anniversary of the date of grant. The director would vest in a prorated portion of the award if he or she resigns in advance of the vesting date. Additionally, new non-employee directors will receive an RSU award for a number of shares equal to $600,000 determined on the basis of the closing price of our common stock on the date of grant. The new non-employee director vests as to 25% of the shares subject to the award on the first anniversary of the grant date and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter. In the event of a change of control of the company, the director’s awards would immediately vest in full.
FISCAL 2020 DIRECTOR COMPENSATION TABLE
The following table provides information regarding the total compensation paid to our non-employee directors in fiscal 2020. The table excludes Messrs. Colgrove and Giancarlo, who were executive officers during all of fiscal 2020 and did not receive any compensation in their roles as directors in fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Andrew Brown (2)	15,326	776,261	791,587
Scott Dietzen (3)	—	—	—
Mark Garrett	63,000	235,006	298,006
Jeff Rothschild	44,000	235,006	279,006
Anita Sands	59,250	235,006	294,256
Frank Slootman (4)	50,500	235,006	285,506
Mike Speiser (5)	23,924	235,006	258,930
Roxanne Taylor(6)	42,902	893,741	936,642
Susan Taylor	60,500	235,006	295,506
Greg Tomb (7)	—	—	—
(1)Pursuant to our director compensation program, in June 2019, each of Dr. Sands, Messrs. Garrett, Rothschild, Slootman and Speiser, and Mses. R. Taylor and S. Taylor received an RSU award for 14,157 shares of our common stock that will vest in full on June 20, 2020, the anniversary of the date of our annual stockholder meeting in June 2019. The amount shown in this column does not reflect the dollar amount actually received by the director. Instead, this amount reflects the aggregate grant date fair value of this award, computed in accordance with the provisions of FASB Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 27, 2020.
(2)Mr. Brown was appointed to our board of directors in September 2019. In September 2019, we granted Mr. Brown an RSU award for 33,803 shares of our common stock that will vest as to 25% of the shares subject to the award on the first anniversary of the grant date and the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to his continued service on the vesting dates. Mr. Brown was also granted a pro-rata RSU award for 9,930 shares of common stock which will vest on the day prior to our annual stockholder meeting on June 25, 2020, subject to his continued service on that date.
(3)Dr. Dietzen stepped down from his role as our Chief Executive Officer on August 22, 2017. He did not receive any separate compensation for his service on our board of directors during fiscal 2020.
(4)Mr. Slootman resigned from our board of directors in February 2020, vesting in a pro rata portion of his annual RSU award.
(5)Mr. Speiser resigned from our board of directors in September 2019, vesting in a pro rata portion of his annual RSU award.
(6)Ms. R. Taylor was appointed to our board of directors in February 2019. In February 2019, we granted Ms. R. Taylor an RSU award for 29,600 shares of our common stock that will vest as to 25% of the shares subject to the award on the first anniversary of the grant date and the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to her continued service on the vesting dates. Ms. R. Taylor was also granted a pro-rata RSU award for 2,898 shares of common stock which vested on June 19, 2019.
(7)Mr. Tomb was appointed to our board of directors in February 2020 and did not receive any compensation during fiscal 2020.

2020 PROXY STATEMENT	27

PROPOSAL 1 - ELECTION OF DIRECTORS
As of February 2, 2020, each individual who served as a non-employee director during fiscal 2020 held the following aggregate number of shares subject to outstanding RSU awards or options.

Name	Aggregate Number of RSUs as of February 2, 2020	Aggregate Number of Stock Options Outstanding as of February 2, 2020
Andrew Brown	43,733	—
Scott Dietzen(1)	9,809	—
Mark Garrett	14,157	320,000
Jeff Rothschild	31,075	—
Anita Sands	14,157	218,000
Frank Slootman	14,157	540,000
Mike Speiser	—	—
Roxanne Taylor	43,757	—
Susan Taylor	32,565	—
Greg Tomb	—	—
(1) These RSUs were granted to Dr. Dietzen during his service as our CEO and finished vesting in April 2020 in full.

28

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our board of directors recommends a vote FOR the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.
Our board of directors has selected Deloitte & Touche LLP (Deloitte & Touche) as our independent registered public accounting firm for the fiscal year ending January 31, 2021 and has further directed that management submit this selection for ratification by the stockholders. Deloitte & Touche has served as our independent registered public accounting firm for the past seven fiscal years. Representatives of Deloitte & Touche are expected to be present during the meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.
VOTE REQUIRED
An affirmative vote from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table provides the aggregate fees for services provided by Deloitte & Touche for the fiscal years ended February 2, 2020 and January 31, 2019.

	Fiscal Year Ended
	1/31/2019 ($)	2/2/2020 ($)
Audit fees(1)	2,917,500	2,716,276
Tax fees(2)	977,355	1,334,618
All other fees(3)	—	1,895
Total fees	3,894,855	4,052,789
(1)Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements and internal control over financial reporting presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(3)Consists of fees related to a research tool subscription.

2020 PROXY STATEMENT	29

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has a practice of, and has adopted a policy and procedures for, the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.
All of the services provided by Deloitte & Touche for our fiscal years ended February 2, 2020 and January 31, 2019, as described in the “Principal Accountant Fees and Services” table above, were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.
AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended February 2, 2020 with the management of Pure. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Pure's Annual Report on Form 10-K for the fiscal year ended February 2, 2020.
Audit Committee
MARK GARRETT (chair)
ANITA SANDS
SUSAN TAYLOR
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30

PROPOSAL 3 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our board of directors recommends a vote FOR the approval of the compensation of our named executive officers as described in this proxy statement.
We are seeking approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended February 2, 2020, as described in this proxy statement below in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation.” This vote is not intended to address any specific item of compensation and is rather intended to address the overall compensation of our named executive officers and the policies and practices as described in this proxy statement.
Our compensation programs are overseen by our compensation committee and reflect our general compensation philosophy for all employees, including our executive officers. Our executive compensation program is designed to attract, motivate, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time.
We strive to provide an executive compensation program that is market competitive, rewards achievement of our business objectives and is designed to provide a foundation of fixed compensation (base salary) and a significant portion of performance-based compensation (short-term and long-term incentives) that are intended to align the interests of our executive officers with those of our stockholders. Because we underperformed against our original revenue and profit targets, executive cash bonuses paid out at 69.8% of target and executive equity awards were earned at 82.5% of target.
This vote is advisory and therefore not binding on the company or on our board of directors. Our board of directors and its committees value the opinions of our stockholders and to the extent there is any significant vote against the executive compensation described in this proxy statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions. The next scheduled Say-on-Pay vote will be at our 2021 Annual Meeting of Stockholders.
VOTE REQUIRED
An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve the compensation of our named executive officers for the fiscal year ended February 2, 2020.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Pure board of directors that the section titled "Compensation Discussion and Analysis" be incorporated by reference in Pure's Annual Report on Form 10-K for fiscal 2020 and included in this proxy statement.
Compensation Committee
SUSAN TAYLOR (chair)
ANDREW BROWN
ROXANNE TAYLOR

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2020 PROXY STATEMENT	31

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
OUR EXECUTIVE OFFICERS
The following is biographical information for our named executive officers, as of the date of this proxy statement:

CHARLES GIANCARLO Chairman and Chief Executive Officer Age: 62

Charles Giancarlo has served as our Chief Executive Officer and as a member of our board of directors since August 2017, and as our Chairman since September 2018. Mr. Giancarlo previously served as Managing Director, Head of Value Creation and later Senior Advisor at Silver Lake Partners, a private investment firm, from 2007 to 2015, where he focused on investment and business improvement opportunities for Silver Lake’s portfolio companies. From 2008 to 2009, Mr. Giancarlo served as Interim President and Chief Executive Officer of Avaya. Prior to that, from 1993 to 2007, Mr. Giancarlo served in senior executive roles at Cisco Systems, including Chief Technology Officer and Chief Development Officer and is credited with introducing many new technologies including Ethernet Switching, WiFi, IP Telephony and Telepresence. Mr. Giancarlo currently serves on the boards of directors of Arista Networks, Inc. and Zscaler, Inc. Mr. Giancarlo previously served on the boards of directors of Accenture, Netflix, ServiceNow, Avaya, Imperva and Tintri. Mr. Giancarlo received a B.S. in Engineering from Brown University, a M.S. in Electrical Engineering from the University of California, Berkeley, and an M.B.A. from Harvard Business School.

KEVAN KRYSLER Chief Financial Officer Age: 49

Kevan Krysler has served as our Chief Financial Officer since December 2019. Previously Mr. Krysler worked at VMware, Inc., a provider of information infrastructure technology and solutions, from August 2013 to December 2019, and most recently served as Senior Vice President, Finance, and Chief Accounting Officer. Prior to VMware, Inc., Mr. Krysler was a partner with KPMG, an accounting firm, where he served both multinational and emerging software and technology companies. Mr. Krysler received bachelor degrees in Accountancy and Business Administration from the University of Oklahoma.

32

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

JOHN COLGROVE Founder and Chief Technology Officer Age: 57

John “Coz” Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure in October 2009. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 200 patents in the areas of system, data storage and software design.

PAUL MOUNTFORD Chief Operating Officer Age: 61

Paul Mountford has served as our Chief Operating Officer since November 2019. Mr. Mountford recently served as Chief Executive Officer of Riverbed Technology, a leader in application performance infrastructure, from April 2018 to October 2019. Mr. Mountford previously served as the Senior Vice President and Chief Sales Officer of Riverbed, from August 2014 to April 2018. Prior to Riverbed, Mr. Mountford acted as Chief Executive Officer of Sentillian, a web intelligence startup, and he spent 16 years at Cisco Systems in senior leadership roles, including running Cisco’s Enterprise line of business, initiating and leading Cisco’s Emerging Markets division, and rebuilding and running Cisco’s market leading channel partner program.

2020 PROXY STATEMENT	33

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program during fiscal 2020 for our “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. This section discusses our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions during fiscal 2020; the role of Compensia, our compensation committee’s independent compensation consultant; and the peer group used in evaluating our executive compensation. This section discusses the executive compensation-setting process in early fiscal 2020, as well as certain executive transitions in late fiscal 2020.
EXECUTIVE SUMMARY
Our compensation committee designed our executive compensation program to align our executive officers’ interests with those of our stockholders and to promote the creation of stockholder value without encouraging excessive or unnecessary risk-taking. The committee aims to tie a majority of our named executive officers’ compensation to key performance measures in order to drive the creation of stockholder value. Specifically, in addition to a base salary, our named executive officers’ target total direct compensation includes annual short-term and long-term incentive compensation that is based on our attainment of pre-established financial performance objectives. These pay-for-performance components include a cash bonus dependent on revenue and operating margin performance and equity awards entirely dependent on revenue performance. We believe that our compensation program plays a significant role in our ability to attract and retain an experienced, successful executive team.
FISCAL 2020 BUSINESS AND FINANCIAL HIGHLIGHTS
In fiscal 2020, we achieved significant financial and business results, including:

REVENUES	TOTAL CUSTOMER COUNT
(in billions)	(in millions)	✔
We increased our revenues from $1.36 billion in fiscal 2019 to $1.64 billion in fiscal 2020, an increase of 21% year over year, despite unparalleled industry pricing declines which adversely impacted sales.

		✔	We grew deferred revenue by 30% year over year.
		✔	We maintained industry leading gross margins.
		✔	We continued to innovate with new offerings, such as Cloud Block Store and Pure as-a-Service, to open new use cases and consumption models.

FISCAL 2020 EXECUTIVE COMPENSATION HIGHLIGHTS
In fiscal 2020, we continued to emphasize a “pay for performance” philosophy, and the key highlights of our fiscal 2020 executive compensation program included:

UPDATED PEER GROUP	BASE SALARY AND BONUS TARGETS	EQUITY BASED ON PERFORMANCE	BONUS BASED ON PERFORMANCE
We updated our compensation peer group to ensure our executive compensation is comparable and competitive relative to similar companies.	We increased base salaries and target bonuses for our executive officers. These increases ranged from 4% to 20% on an aggregate basis.	We granted equity awards that were 100% dependent on an annual revenue performance metric. Equity awards were earned at 82.5% due to performance below our annual fiscal 2020 revenue target.
We set cash bonus targets based on annual revenue and operating margin metrics for fiscal 2020.
Cash bonuses paid out at 69.8% due to performance below our annual fiscal 2020 revenue and operating margin targets.

34

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In fiscal 2020, Mr. Giancarlo's pay demonstrates the impact of the “pay for performance” components in our executive compensation program. The graphic below shows the downward impact on his compensation due to performance below select corporate financial metrics (even assuming a flat stock price):

CEO TARGET PAY VS. ACTUAL PAY FOR FISCAL 2020
93% of revenue target AND 3.4% relative to 5.0% operating margin target resulted in 17% lower total CEO pay

▼ 17%
10
8
6
4
2
0
$8,878,983
$7,842,176
$518,474
$518,333
Target Pay
$7,350,023
$6,469,795
$361,895
$518,333
Actual Pay
Salary
Cash Bonus
Stock

In the graphic above, Mr. Giancarlo's target pay includes his base salary, target cash bonus, and the grant date fair value of his equity award at target for fiscal 2020, and Mr. Giancarlo's actual pay includes his base salary, 69.8% of his target cash bonus, and 82.5% of the grant date fair value of his equity award for fiscal 2020. The gap between target pay and actual pay for Mr. Giancarlo was approximately $1.5 million, or actual pay was roughly 83% of target pay for fiscal 2020, based on the underlying stock price remaining flat year over year. Based on our program design, the actual pay of our other executive officers were similarly below their target pay due to the reduced payouts for these performance-based cash bonuses and equity awards.
NAMED EXECUTIVE OFFICERS DURING FISCAL 2020
Our named executive officers for fiscal 2020 are:
•Charles Giancarlo, our Chairman and Chief Executive Officer;
•Kevan Krysler, our Chief Financial Officer;
•John Colgrove, our Chief Technology Officer and Founder;
•Paul Mountford, our Chief Operating Officer;
•Timothy Riitters, our former Chief Financial Officer; and
•David Hatfield, our former President.
EXECUTIVE TRANSITIONS DURING FISCAL 2020
In November 2019, Paul Mountford joined Pure as our Chief Operating Officer, and David Hatfield transitioned from his role as our President to a new role as our Vice Chair and President Emeritus, a non-executive officer role. Mr. Mountford was most recently Chief Executive Officer of Riverbed Technology, Inc., a leader in application performance infrastructure solutions.
In December 2019, Kevan Krysler joined Pure as our Chief Financial Officer, replacing Timothy Riitters who resigned from his role as our Chief Financial Officer in October 2019. Mr. Riitters continued to provide transitional consulting services through the end of fiscal 2020, during which time he was permitted to continue vesting in his equity awards. He received no other consideration for his services. Mr. Krysler was most recently Chief Accounting Officer of VMware, Inc., a leading provider of information infrastructure technology and solutions.
We believe that our ability to offer competitive compensation in terms of cash and equity components enabled us to hire the most qualified candidates for these important leadership roles. For information about the compensation to be paid to Messrs. Krysler and Mountford, see “New Officer Compensation Packages” below.

2020 PROXY STATEMENT	35

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
2019 STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At our annual meeting held in June 2019, we held a non-binding advisory vote on the compensation of our named executive officers (a Say-on-Pay vote). Our stockholders approved the fiscal 2019 compensation of our named executive officers, with over 97% of the votes cast in favor of our fiscal 2019 compensation program. By the time this vote was conducted, many of the decisions relating to the compensation of our named executive officers for fiscal 2020 had already been made.
Our compensation committee has considered and intends to continue to consider the results of the annual Say-on-Pay vote, as the results relate to our overall compensation philosophy and policies and in making future compensation decisions relating to our executive officers.

DISCUSSION OF OUR EXECUTIVE COMPENSATION PROGRAM
COMPENSATION PHILOSOPHY AND OBJECTIVES
We design our executive compensation program to achieve the following objectives, consistent with our “pay for performance” philosophy:
•attract, motivate and retain executive officers of outstanding ability and potential to grow our business;
•motivate and reward behavior that results in exceeding our corporate performance objectives; and
•ensure that compensation is meaningfully tied to the creation of stockholder value.
We believe that our executive compensation program should include short-term and long-term elements and reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to the compensation paid by similar companies operating in the technology industry, in particular comparable software and hardware companies, taking into account the role and performance of the individual executive officer and the performance and strategic objectives of the company.
COMPENSATION DESIGN
The compensation arrangements for our executive officers consist of base salary, performance-based cash bonuses, performance-based equity awards, and broad-based employee benefit programs. Our cash bonuses are funded based on annual corporate performance metrics, though our compensation committee reserves the right to apply discretion to increase or decrease a payout based on individual performance of an executive officer during the applicable year.
While we offer competitive cash compensation, equity compensation is the primary incentive element of our executive compensation program. We emphasize the use of equity compensation to encourage our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders.
In fiscal 2018, we started to broadly use full value equity awards in our program, including time-based equity awards that typically vest over multi-year periods and performance-based equity awards that may only be earned upon the achievement of company performance objectives. In fiscal 2019, we continued shifting toward greater emphasis on pay for performance, with 100% of the annual equity awards granted to our executive officers entirely dependent on our corporate performance, and in fiscal 2020, we maintained this approach for our annual equity awards by granting only performance-based equity awards to our incumbent officers. We believe that performance-based equity awards align the interests of our executive officers with our stockholders and drive a longer-term focus through a multi-year vesting schedule.
Our compensation committee reviews our executive compensation program throughout the year. As part of this review process, the committee applies the objectives described above within the context of our overall philosophy while simultaneously considering the compensation levels needed to ensure that our program remains competitive. The committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.

36

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
COMPENSATION-SETTING PROCESS
Our compensation committee is responsible for reviewing, evaluating and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The committee seeks input and receives recommendations from members of our executive team when discussing the performance and compensation of other executive officers and in determining the financial and accounting implications of our compensation programs and hiring decisions. The committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our compensation committee, see “Board Structure and Process—Board Committees” elsewhere in this proxy statement.
ROLE OF OUR EXECUTIVE OFFICERS
Our Chief Executive Officer and Chief People Officer assist our compensation committee in evaluating the performance of our executive officers (other than their own performance), and make recommendations to the committee with respect to base salary adjustments, target cash bonus opportunities, actual bonus payments and equity awards for each executive officer. While the committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers.
ROLE OF COMPENSATION CONSULTANT
In fiscal 2020, our compensation committee retained Compensia to provide advice regarding our executive compensation program. Pursuant to this engagement, Compensia performed several projects for the committee, including:
•assisted in evaluating and updating the compensation peer group that we use to understand competitive market compensation practices;
•provided compensation data and analysis with respect to the compensation of our executive officers, including comparing their compensation to executives holding comparable positions at the companies in our compensation peer group;
•provided compensation data and analysis relevant to the compensation package offered to our new Chief Financial Officer; and
•conducted a compensation risk assessment and a review of our compensation philosophy.
Compensia does not provide any additional services to us, other than advice it provides regarding our director compensation program. Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, the committee assessed Compensia’s independence taking into account, among other things, the factors set forth in Exchange Act rules and NYSE listing standards and concluded that no conflict of interest exists with respect to Compensia’s engagement by the committee.
COMPENSATION PEER GROUP
Our compensation committee generally refers to peer group data when reviewing our executive officers’ compensation. This compensation peer group is intended to reflect companies with similar revenues, significant revenue growth, headcount and mid-level market capitalization, in the following sectors: applications software, systems software, internet software and services or information technology.
In preparation for fiscal 2020, our compensation committee, in consultation with Compensia, evaluated our compensation peer group and made adjustments, removing companies that had been acquired during the previous 12 months and adding other technology companies of comparable size with which we may compete for talent. This peer group was generally selected based on companies that, at the time of evaluation, had revenues of 0.3 to 3.0 times our annual revenues, as well as market capitalizations of 0.3 to 3.0 times our market capitalization. We also generally sought to include companies with revenue growth of greater than 20% year over year. We continued to retain Arista Networks and Palo Alto Networks in our peer group, as our compensation committee believes that these companies align well with our underlying business fundamentals.

2020 PROXY STATEMENT	37

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our compensation peer group for fiscal 2020 consisted of the following companies:

Arista Networks	GTT Communications	Nutanix	Tableau Software
Box	Guidewire Software	Palo Alto Networks	Ubiquiti Networks
Cornerstone OnDemand	j2 Global	Proofpoint	Ultimate Software Group
FireEye	LogMeIn	RingCentral	Zendesk
Fortinet	New Relic	Splunk

Our compensation committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a reference for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group.
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program consists of three principal elements:
•base salary;
•cash bonuses; and
•long-term incentive compensation in the form of equity awards.
The following charts show the pay mix for our Chief Executive Officer and, on average, Messrs. Colgrove and Hatfield, our named executive officers who were employed by Pure for all of fiscal 2020 (based on the values reported in the Summary Compensation Table):

CEO - % OF TOTAL

AVERAGE OF COLGROVE AND HATFIELD - % OF TOTAL

BASE SALARY
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was first established as the result of arm’s-length negotiations with each individual at the time of his initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted. In February 2019, our compensation committee reviewed the base salaries of our executive officers and, after considering an analysis performed by Compensia, increased the base salaries of our executive officers to ensure our salaries remain competitive with current market practices, to reflect the increased scale of our business and scope of each individual executive officer’s role and responsibilities, and to keep the target total cash compensation in-line with similarly situated executives at the companies in our compensation peer group.

38

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The following table sets forth the increased annual base salaries for our incumbent named executive officers for fiscal 2020, effective as of March 1, 2019:

Name	Fiscal 2019 Base Salary ($)	Fiscal 2020 Base Salary ($)	Percentage Increase
Charles Giancarlo	500,000	520,000	4%
John Colgrove	325,000	350,000	8%
David Hatfield	365,000	380,000	4%
Timothy Riitters	360,000	380,000	6%
CASH BONUSES
We provide our executive officers the opportunity to earn cash bonuses, on substantially the same basis as our employees who are eligible under our corporate bonus program. These cash bonuses are intended to encourage the achievement of corporate performance objectives, particularly our financial goals.
In February 2019, our compensation committee reviewed the target cash bonus opportunities of our executive officers and, after considering an analysis performed by Compensia, increased the target cash bonus opportunities for our executive officers to keep their target total cash compensation opportunities competitive with current market practices, to reflect the increased scale of our business and scope of each individual executive officer’s role and responsibilities, and to keep their target total cash compensation in-line with similarly situated executives at the companies in our compensation peer group. In particular, the committee felt that Mr. Colgrove's role merited a target bonus increase from 80% to 100% of his base salary, aligning him with the bonus rate levels of Messrs. Giancarlo and Hatfield.
The following table sets forth the increased rates for the annual target cash bonus opportunities of our incumbent named executive officers for fiscal 2020, effective as of March 1, 2019:

Name	Fiscal 2019 Target Bonus ($)	Fiscal 2020 Target Bonus ($)	Percentage Increase
Charles Giancarlo	500,000	520,000	4%
John Colgrove	260,000	350,000	35%
David Hatfield	365,000	380,000	4%
Timothy Riitters	252,000	266,000	6%
In fiscal 2020, the design of our corporate bonus program continued to emphasize the link between pay and performance by requiring achievement of both a revenue target and an operating margin target for the full fiscal year. In addition to these financial performance measures, our compensation committee could consider individual performance in ultimately setting our executive officers’ overall bonus payouts. We paid bonuses semi-annually, with a bonus payment equal to 40% of the target cash bonus opportunity approved by the committee for payment in August 2019, with the remaining amount of the actual bonus payable, including payment for over-performance, if any, to be paid in March 2020.
For fiscal 2020, our compensation committee decided to fund the overall bonus pool based 85% on an annual revenue target and 15% on an annual operating margin target, though bonus payment amounts would ultimately be determined by our compensation committee, in its discretion. Further, the bonus components were subject to scaled payout ranges. At the bottom of the ranges, the revenue portion of the bonus would be payable at 50% if we achieved at least 80% of our fiscal 2020 revenue target, and the operating margin portion of the bonus would be payable at 50% if we achieved at least positive 2.25% operating margin for fiscal 2020. At the top of the ranges, the maximum bonus that could be paid would have been approximately 170% of target. As a gating requirement, payment of the operating margin portion of the bonus was also contingent on us achieving at least 100% of our fiscal 2020 revenue target. The committee desired to place significant weight on the prioritization of revenue growth, while secondarily maintaining positive operating margin.
In March 2019, the committee set the revenue target at $1.770 billion and the non-GAAP operating margin target at positive 5.0%, consistent with the external financial guidance provided by the company. For purposes of the corporate bonus program, non-GAAP operating margin was defined as non-GAAP operating income divided by revenue, excluding the effects of stock-based compensation expense, payments to former shareholders of an acquired company, payroll tax expense related to stock-based activities and amortization expense of acquired intangible assets. A reconciliation of this measure to the comparable GAAP financial measure can be found in exhibit 99.1 to the current report on Form 8-K furnished to the SEC on February 27, 2020.

2020 PROXY STATEMENT	39

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

WEIGHTED REVENUE PORTION		WEIGHTED OPERATING MARGIN PORTION		CASH BONUS PAYOUT
69.8%	+	0.0%	=	69.8%
In February 2020, our compensation committee determined that we delivered $1.643 billion in revenue and positive 3.4% non-GAAP operating margin relative to our targets, and based on this level of achievement, the committee approved full year bonus payments equal to 69.8% of the target bonus for each of our executive officers, reflecting the under-performance with respect to fiscal 2020 financial objectives. Specifically, corporate performance at approximately 93% of the revenue target resulted in a 69.8% funding for the revenue portion of the bonus, on a weighted basis, and the operating margin portion of the bonus did not fund at all, due to the requirement that we achieve at least 100% of our fiscal 2020 revenue target for that portion to fund. Despite significant revenue headwind due to unparalleled pricing declines during fiscal 2020, our compensation committee did not apply discretion to increase the bonus payouts based on individual performance.
The following table provides information regarding the bonus payment levels and the actual cash bonuses earned by our incumbent named executive officers for our fiscal 2020 bonus period:

Name	Target Bonus ($)(1)	Payment Percentage	Actual Bonus Earned ($)
Charles Giancarlo	518,474	69.8%	361,895
John Colgrove	343,134	69.8%	239,508
David Hatfield	378,856	69.8%	264,442
(1)Prorated based on the March 1, 2019 effective date for any change to target cash bonus opportunity, if applicable.
The actual bonus amounts above include any semi-annual bonus payout. Mr. Hatfield was eligible for a bonus as he continues to be an employee of the company. Messrs. Krysler and Mountford were not eligible for a bonus relating to fiscal 2020 performance, as they joined us in our fourth quarter and received sign-on bonuses. Mr. Riitters received 40% of his target cash bonus opportunity, pursuant to the first half semi-annual bonus payout, but was not eligible for the remainder of his bonus as he was no longer with the company after the end of the fiscal year.
EQUITY COMPENSATION
We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has largely been provided in the form of restricted stock unit awards as the primary form of equity incentive compensation to help align the interests of our executive officers with the interests of our stockholders and to incentivize them through the appreciation of our common stock.
The size and form of the equity awards for our executive officers are determined in the discretion of our compensation committee at a level that it believes is competitive with current market conditions (as reflected by our compensation peer group), and after taking into consideration each individual executive officer’s role and the scope of responsibilities, past performance, current equity holdings and expected future contributions. Over the last few years, our compensation committee has shifted the structure of our executive officers’ equity awards and began granting performance-based stock awards to better align our executive officers' financial incentives with company performance and the creation of stockholder value.
In February 2019, our compensation committee reviewed the outstanding equity awards held by our executive officers and considered an analysis performed by Compensia, as well as the factors above, such as the unvested equity awards held by our executive officers and the price of our common stock.
Based on that review, our compensation committee granted performance-based stock awards to our executive officers in March 2019 that were subject to a one-year performance period, with the earned share amount to be adjusted up or down from 0% to 160% of the target share amount, based on our achievement of an annual revenue target for fiscal 2020, and the earned shares, if any, subject to an additional time-based vesting requirement. The earned performance-based shares were to vest over a three-year period, with 1/3rd vesting in March 2020 and the remainder vesting quarterly thereafter.

40

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
The following table sets forth the performance-based stock awards granted to our incumbent named executive officers for fiscal 2020:

Name	Target Shares	Maximum Shares
Charles Giancarlo	374,865	599,784
John Colgrove	150,548	240,876
David Hatfield	150,548	240,876
Timothy Riitters	163,094	260,950
The target number of shares granted under the equity awards that were eligible to be earned was based on our performance against our revenue target of $1.770 billion for fiscal 2020, as set by our compensation committee in March 2019. The committee selected revenue as the appropriate corporate performance measure for the equity awards because, in its view, this metric was the best incentive and indicator of our successful execution of our revenue growth objective.
For purposes of the equity awards, our executive officers were eligible to earn the shares of our common stock subject to these awards if we achieved at least 80% of the revenue target for fiscal 2020 as determined after the end of fiscal 2020. If we achieved between 80% and 115%, inclusive, of the revenue target, target shares ranging from 50% to 160% would be earned; and a maximum of 160% of the target shares would be earned if we achieved more than 115% of the revenue target.
The following table presents potential payout multiples relative to fiscal 2020 revenue target, with multiples between threshold and target and target and maximum to be determined on a linear basis:

	Percentage of Revenue Target	Fiscal 2020 Revenues (in millions)	Payout Multiple Relative to Target
Maximum	115%	$2,036 or more	160.0%
	110%	$1,947	140.0%
	105%	$1,859	120.0%
Target	100%	$1,770	100.0%
	95%	$1,682	87.5%
	90%	$1,593	75.0%
	85%	$1,505	62.5%
	80%	$1,416	50.0%
Threshold	Less than 80%	Less than $1,416	0.0%
In February 2020, our compensation committee determined that, based on revenue of approximately $1.643 billion, we achieved approximately 93% of the revenue target for fiscal 2020. Based on the foregoing scale, this resulted in 82.5% of the shares subject to the equity awards being earned.

REVENUE PERFORMANCE		SHARES EARNED
93%	=	82.5%
The following table provides information regarding the payout level achieved and the actual shares earned by our incumbent named executive officers relating to our fiscal 2020 performance-based equity awards:

Name	Target Shares	Payout Multiple Relative to Target	Earned Shares
Charles Giancarlo	374,865	82.5%	309,263
John Colgrove	150,548	82.5%	124,202
David Hatfield	150,548	82.5%	124,202
The shares of our common stock earned pursuant to the equity awards were subject to a time-based vesting requirement, with 1/3rd of the total number of earned shares vesting on March 20, 2020 and the remainder vesting quarterly in equal installments over the next two years, subject to the executive officer’s continuous service with us on each such vesting date. All unearned shares were automatically forfeited upon the determination of achievement by the committee.

2020 PROXY STATEMENT	41

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Messrs. Krysler and Mountford did not receive fiscal 2020 performance-based equity awards in fiscal 2020, as they joined us in our fourth quarter and received new hire equity awards, and Mr. Riitters was not eligible to earn shares under his award as he was no longer with the company after the end of the fiscal year.
The equity awards granted to our named executive officers during fiscal 2020 are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” elsewhere in this proxy statement.
NEW OFFICER COMPENSATION PACKAGES
In November 2019, Mr. Mountford was appointed as our Chief Operating Officer. In connection with his appointment, our board of directors approved a compensation package for Mr. Mountford, including a base salary of $520,000 and target cash bonus opportunity of 100% of his base salary, or $520,000. In addition, Mr. Mountford received a one-time cash signing bonus of $250,000, which is repayable to us if he departs Pure under certain circumstances, as set forth in his offer letter. Mr. Mountford also received an RSU award covering 494,777 shares of our common stock. This award will vest as to 25% of the shares subject to the RSU award on December 20, 2020, with the remaining shares subject to this award vesting in equal quarterly installments over the subsequent 12 quarters, subject to Mr. Mountford’s continuous service with us on each such vesting date. These amounts were determined through arm’s-length negotiations with our Chief Executive Officer, after considering Mr. Mountford's considerable prior experience and expertise as well as the cash and equity compensation believed to be necessary to induce him to join us as our Chief Operating Officer. This package was approved by our board of directors, upon recommendation of our compensation committee.
In December 2019, Mr. Krysler was appointed as our Chief Financial Officer. In connection with his appointment, our board of directors approved a compensation package for Mr. Krysler, including a base salary of $450,000 and target cash bonus opportunity of 80% of his base salary, or $360,000. In addition, Mr. Krysler received a one-time signing bonus of $1,000,000, which is repayable to us if he departs Pure under certain circumstances, as set forth in his offer letter. Mr. Krysler also received an RSU award covering 444,138 shares of our common stock. This award will vest as to 25% of shares subject to the RSU award on December 20, 2020, with the remaining shares subject to this award vesting in equal quarterly installments over the subsequent 12 quarters, subject to Mr. Krysler’s continuous service with us on each such vesting date. These amounts were determined through arm’s-length negotiations with our Chief Executive Officer, after considering Mr. Krysler's considerable prior experience and expertise as well as the cash and equity compensation believed to be necessary to induce him to join us as our Chief Financial Officer. This package was approved by our board of directors, upon recommendation of our compensation committee.
FISCAL 2021 COMPENSATION PROCESS
The impact of the novel coronavirus (COVID-19) pandemic on the global economy and Pure’s business and financial results is not yet fully known. Our compensation committee has delayed some decisions relating to the fiscal 2021 executive compensation program into May 2020, which otherwise would have been finalized in March 2020. The committee will continue to assess company and executive performance, and adhere to the principles of stockholder alignment and pay-for-performance, while working to make informed decisions in this fluid environment, based on current and future business conditions. We will communicate any material changes in accordance with applicable disclosure obligations.
BENEFITS PROGRAMS
Our employee benefit programs, including our 401(k) plan with a company matching contribution, employee stock purchase plan, and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans on the same terms and conditions as all other U.S. full-time employees.
PERQUISITES AND OTHER PERSONAL BENEFITS
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers that are not also available to our employees generally. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our compensation committee.

42

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
POST-EMPLOYMENT COMPENSATION
Our executive officers and certain other employees are eligible to receive severance payments, equity acceleration and health care benefits in the event of a termination of employment in connection with a change in control of the company. Our compensation committee has determined that these arrangements are both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to our named executive officers are set forth below in the section titled “Employment, Severance and Change in Control Agreements.”
OTHER COMPENSATION POLICIES
EQUITY AWARDS GRANT POLICY
The grant of equity awards to our executive officers or members of our board of directors must be approved either by our board of directors or our compensation committee. Our compensation committee has adopted a policy governing equity awards that are granted to our non-executive employees. This policy provides that our Chief Executive Officer may approve awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the 20th day of the second month of the fiscal quarter. If applicable, the exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
DERIVATIVES TRADING, PLEDGING AND HEDGING POLICY
Our insider trading policy prohibits our directors, officers, employees and consultants, as well as all family members and other household members of such persons and all companies controlled by such persons, from engaging in trades of our derivatives, short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our equity securities at any time.
COMPENSATION CLAWBACK/RECOUPMENT
In February 2020, upon recommendation from our compensation committee, our board of directors adopted a policy for the recoupment of certain “incentive compensation,” as defined in the policy, paid to our current and former Section 16 officers, also known as a clawback policy. Under the policy, recoupment is possible either in the event of a “restatement” by the company or “misconduct” by the covered officer, in each case as defined in the policy and subject to the determination and discretion of our board of directors. The policy applies to all incentive compensation paid, received, granted or awarded on or after the date the policy was adopted. In addition to the foregoing, our Chief Executive Officer and Chief Financial Officer are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.
STOCK OWNERSHIP GUIDELINES
In February 2020, upon recommendation from our compensation committee, our board of directors adopted stock ownership guidelines for our non-employee directors and our Section 16 officers. Under these guidelines, each non-employee director is required to own shares of our common stock with a value equal to three times his or her base annual cash retainer fee, excluding additional retainers for service on committees, as chairperson or as lead independent director. Our Chief Executive Officer is required to own shares of our common stock with a value equal to five times his or her base salary, and each other officer is required to own shares of our common stock with a value equal to two times his or her base salary. In determining ownership levels, credit is provided for shares held outright, shares “beneficially owned,” vested restricted stock units, vested shares under any deferred compensation plan, if applicable, and vested in-the-money stock options, net of the number of shares needed to pay the exercise price. Compliance with these guidelines will be required within five years of becoming subject to them. The policy includes procedures for granting exemptions in the case of severe hardship or in the event that the guidelines would prevent a director or officer from complying with a court order or applicable law.
POLICY REGARDING 10b5-1 PLANS FOR DIRECTORS AND EXECUTIVE OFFICERS
Our insider trading policy generally requires that our executive officers and members of our board of directors may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.

2020 PROXY STATEMENT	43

PROPOSAL 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
Our compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the committee’s determination include the following:
•We structure our compensation program to consist of both fixed and variable components. The fixed component of our program (or base salary) is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics;
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers;
•We maintain internal controls over the determination of sales commissions, though we do not cap cash incentive awards for our sales commission plans to provide maximum incentive for our sales force to meet and exceed their objectives;
•Our employees are required to acknowledge and comply with our code of conduct which covers, among other things, accuracy in keeping financial and business records;
•Our compensation committee approves the overall annual equity pool and the employee equity award guidelines;
•A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders; and
•As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.
TAX AND ACCOUNTING CONSIDERATIONS
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) (Section 162(m)) of the Internal Revenue Code of 1986, as amended (the Code), compensation paid to any publicly held corporation’s "covered employees" that exceeds $1 million per taxable year for any covered employee is generally non-deductible. In designing our executive compensation program and determining the compensation of our executive officers, our compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. Although the committee will continue to consider tax implications as one factor in determining executive compensation, the committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.
NO TAX REIMBURSEMENT OF PARACHUTE PAYMENTS AND DEFERRED COMPENSATION
We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2020, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
ACCOUNTING TREATMENT
We account for stock-based compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and full-value equity awards, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year performance and/or vesting period of the award). Compensation expense for shares acquired through our ESPP is recognized over the offering period. We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

44

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2020
The following table presents all of the compensation awarded to, or earned by, our named executive officers during fiscal 2020 and, if applicable, the prior two fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	Non–Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Charles Giancarlo (5) Chief Executive Officer	2020	518,333	—	—	7,842,176	361,895	2,775	8,725,180
	2019	500,000	—	—	7,333,230	550,000	—	8,383,230
	2018	222,222	—	5,580,000	11,934,639	229,416	—	17,966,277
Kevan Krysler(6) Chief Financial Officer	2020	65,625	1,000,000	—	7,208,360	—	2,813	8,276,797
John Colgrove Chief Technology Officer	2020	347,917	—	—	3,149,464	239,508	10,283	3,747,172
	2019	322,917	—	—	2,964,919	280,937	—	3,568,773
	2018	295,833	—	—	1,122,764	212,500	14,717	1,645,814
Paul Mountford (7) Chief Operating Officer	2020	128,030	250,000	—	9,291,912	—	1,950	9,671,892
Timothy Riitters (8) Former Chief Financial Officer	2020	258,864	—	—	3,411,926	105,970	1,900	3,778,660
	2019	357,500	—	—	3,211,992	270,281	—	3,839,773
	2018	329,167	—	—	4,058,057	177,164	—	4,564,388
David Hatfield (9) Former President	2020	378,750	—	—	3,149,464	264,442	4,031	3,796,687
	2019	361,667	—	—	2,964,919	398,125	—	3,724,711
	2018	322,917	—		2,406,764	345,313	11,208	3,086,201
(1)The amounts shown in this column reflect one time cash sign on bonuses.
(2)The amounts shown in these columns do not reflect the dollar amount actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of the stock option and stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 27, 2020, except that amounts for performance-based stock awards are based on the aggregate fair value as of the grant date given that the applicable performance criteria was established after the end of the applicable fiscal year. For fiscal 2020, the amounts reported for performance-based stock awards are reported at 100% target achievement. See “Compensation Discussion and Analysis” above for the share amounts actually earned in fiscal 2020. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2020 awards in the “Stock awards” column would be as follows: Mr. Giancarlo, $12,547,481; Mr. Colgrove, $5,039,126; Mr. Riitters, $5,459,074 and Mr. Hatfield, $5,039,126. The stock awards made to Messrs. Krysler and Mountford are not subject to performance conditions.
(3)The amounts shown in the column represents bonuses earned by our named executive officers under our cash bonus program for employees for the stated fiscal years.
(4)Amounts shown in this column for fiscal 2020 represent company contributions that we made on behalf of the named executive officers under the Pure Storage, Inc. 401(k) Plan. In addition, the amount for Mr. Colgrove includes $1,696 in amounts associated with our patent award program and $587 as a tax gross up on such amount.
(5)Mr. Giancarlo was appointed as our Chief Executive Officer in August 2017.
(6)Mr. Krysler was appointed as our Chief Financial Officer in December 2019.
(7)Mr. Mountford was appointed as our Chief Operating Officer in November 2019.
(8)Mr. Riitters served as our Chief Financial Officer until October 2019.
(9)Mr. Hatfield served as our President until November 2019.

2020 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
GRANTS OF PLAN–BASED AWARDS TABLE IN FISCAL 2020
The following table presents information regarding each grant of a cash or equity award made during fiscal 2020. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles Giancarlo	2/26/2019	259,237	518,474	886,591	—	—	—	—	—
	3/20/2019	—	—	—	187,433	374,865	599,784	—	7,842,176
Kevan Krysler	12/7/2019	—	—	—	—	—	—	444,138	7,208,360
John Colgrove	2/26/2019	171,567	343,134	586,759	—	—	—	—	—
	3/20/2019	—	—	—	75,274	150,548	240,876	—	3,149,464
Paul Mountford	11/4/2019	—	—	—	—	—	—	494,777	9,291,912
Timothy Riitters	2/26/2019	132,463	264,926	453,023	—	—	—	—	—
	3/20/2019	—	—	—	81,547	163,094	260,950	—	3,411,926
David Hatfield	2/26/2019	189,428	378,856	647,844	—	—	—	—	—
	3/20/2019	—	—	—	75,274	150,548	240,876	—	3,149,464
(1)The target bonus amounts for fiscal 2020 were established by our compensation committee in February 2019. For further information regarding the fiscal 2020 target cash bonuses, please see the “Compensation Discussion and Analysis-Cash Bonuses” above, with the actual amounts earned and paid as set forth in the “Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
(2)This performance-based stock award may be earned from 0% to 160% based on the achievement of a revenue target for fiscal 2020, which was established by our compensation committee in March 2019. Once earned, this award will be subject to time-based vesting, with 1/3rd of the earned shares vesting on March 20, 2020 and the remainder vesting quarterly in equal installments over the next two years. See “Compensation Discussion and Analysis” above for the share amounts actually earned in fiscal 2020.
(3)The amount shown in this column does not reflect the dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of the stock awards granted to our named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 27, 2020.

46

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AS OF FEBRUARY 2, 2020
The following table presents information regarding outstanding equity awards held by our named executive officers as of February 2, 2020.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Charles Giancarlo	302,083	197,917(4)	12.84	8/22/2027	—	—	—	—
	302,083	197,917(4)	17.00	8/22/2027	—	—	—	—
	—	—	—	—	203,326(5)	3,619,203	—	—
	—	—	—	—	162,120(6)	2,885,736	—	—
	—	—	—	—	156,175(7)	2,779,915	—	—
	—	—	—	—	—	—	374,865	6,672,597
Kevan Krysler	—	—	—	—	444,138(16)	7,905,656	—	—
John Colgrove	550,000	50,000(8)	2.98	3/28/2024	—	—	—	—
	6,944	76,389(9)	17.00	9/23/2025	—	—	—	—
	—	125,000(10)	17.00	9/23/2025	—	—	—	—
	—	—	—	—	9,809(11)	174,600	—	—
	—	—	—	—	63,144(12)	1,123,963	—	—
	—	—	—	—	—	—	150,548	2,679,754
Paul Mountford	—	—	—	—	494,777(16)	8,807,031	—	—
Timothy Riitters	162,386	—	9.65	10/8/2024	—	—	—	—
	247,916	—	9.65	10/8/2024	—	—	—	—
	—	—	13.20	2/2/2020	—	—	—	—
	2,291	—	17.00	9/23/2025	—	—	—	—
David Hatfield	452,112	—	1.23	2/6/2023	—	—	—	—
	300,109	—	2.58	1/30/2024	—	—	—	—
	452,089	—	2.98	3/28/2024	—	—	—	—
	—	150,000(13)	13.20	3/17/2025	—	—	—	—
	—	75,000(14)	17.00	9/23/2025	—	—	—	—
	—	—	—	—	9,809(15)	174,600	—	—
	—	—	—	—	63,144(7)	1,123,963	—	—
	—	—	—	—	—	—	150,548	2,679,754
(1)Continued vesting on all awards is subject to the individual's continuous service. Further, the unvested shares subject to these awards may be subject to accelerated vesting upon a qualifying termination, as described in the section titled “Employment, Severance and Change in Control Agreements.” Option awards were granted under both our 2009 Equity Incentive Plan and our 2015 Equity Incentive Plan, and restricted stock and RSU awards were granted under our 2015 Equity Incentive Plan.
(2)Based on $17.80 which was the closing price of our common stock on NYSE on January 31, 2020 (the last trading day of our fiscal year).
(3)Amounts in this column represent the target shares for performance restricted stock units granted in 2019. In March 2020, the Compensation Committee determined the actual number of Earned Shares based on our fiscal 2020 performance as follows: Mr. Giancarlo: 309,263 Earned Shares; Mr. Colgrove: 124,202 Earned Shares and Mr. Hatfield: 124,202 Earned Shares. The Earned Shares will vest 1/3 on March 20, 2020 with the remainder vesting quarterly in equal installments over the next two years.

2020 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
(4)These options vest as to 25% on the one-year anniversary of the grant date with the remaining vesting monthly in equal installments thereafter over the next three years.
(5)These restricted stock awards vested as to 25% on September 20, 2018 with the remaining vesting quarterly in equal installments thereafter over a three-year period.
(6)These restricted stock awards vested as to 42% on March 20, 2019 with the remaining vesting quarterly in equal installments thereafter over the next seven quarters.
(7)These restricted stock awards vested as to 33% on March 20, 2019 with the remaining vesting quarterly in equal installments thereafter over the next two years.
(8)These options vest monthly in equal installments over a two-year period beginning on May 1, 2018.
(9)These options vest monthly in equal installments over a one-year period beginning on February 1, 2020.
(10)These options vest monthly in equal installments over a one-year period beginning on February 1, 2021.
(11)These restricted stock awards vested as to 25% of the shares on July 5, 2019 with the remaining vesting quarterly in equal installments thereafter over the next three quarters.
(12)These restricted stock awards vest as to 33% of the shares on March 20, 2019 and the remaining awards vesting quarterly in equal installments thereafter over a two-year period.
(13)These options vest monthly in equal installments over a one-year period beginning on March 15, 2020.
(14)These options vest monthly in equal installments over a 10-month period beginning on April 15, 2021.
(15)These restricted stock awards vested as to 25% of the shares on July 5, 2019 with the remaining vesting quarterly in equal installments thereafter over the next three quarters.
(16)These restricted stock units vest as to 25% on December 20, 2020 with the remaining vesting quarterly in equal installments over a three-year period.
STOCK AWARDS VESTED AND OPTIONS EXERCISED IN FISCAL 2020
The following table summarizes the shares of common stock that were acquired by our named executive officers upon the vesting of stock awards and the exercise of stock option awards during fiscal 2020.

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)
Charles Giancarlo	659,064	12,590,988	—	—
Kevan Krysler	—	—	—	—
John Colgrove	127,632	2,407,467	—	—
Paul Mountford	—	—	—	—
Timothy Riitters	195,714	3,665,530	646,114	5,232,455
David Hatfield	127,632	2,407,467	33,557	493,959
(1)The value realized on vesting is calculated as the number of vested shares multiplied by the closing market price of our common stock on the vesting date.
(2)The value realized on exercise is calculated as the difference between the closing market price of our common stock on the exercise date and the applicable exercise price of those options, multiplied by the number of exercised shares.

48

EXECUTIVE COMPENSATION
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
OFFER LETTERS
We have employment offer letters with each of our active named executive officers, other than Mr. Colgrove. The offer letters generally provide for “at-will” employment and set forth the named executive officer’s initial base salary, initial target cash bonus opportunity, initial equity grant amount, eligibility for employee benefits and in some cases severance payments and benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed our standard proprietary information and inventions agreement. The key terms of employment with our active named executive officers are described below. Please see “Outstanding Equity Awards as of February 2, 2020” above for a presentation of equity awards held by our named executive officers.
CHARLES GIANCARLO
In August 2017, we entered into an offer letter agreement with Mr. Giancarlo, our Chief Executive Officer and Chairman. Mr. Giancarlo’s current annual base salary is $655,000. Mr. Giancarlo is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.
If Mr. Giancarlo is terminated without cause (as defined in his offer letter) or Mr. Giancarlo resigns for good reason (as defined in his offer letter), Mr. Giancarlo will be eligible to receive (i) continuation of his base salary for a period of 12 months following his termination and (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source). If Mr. Giancarlo is terminated without cause or Mr. Giancarlo resigns for good reason during the period beginning three months prior to a change in control (as defined in his employment agreement) and ending 12 months following the closing of such change in control, then, in lieu of the foregoing severance payments and benefits, he will be eligible to receive (i) an amount of cash severance equal to 12 months of his base salary plus his then target annual bonus amount, paid in a single lump sum on the 60th day following his termination, (ii) reimbursement of COBRA payments for a period of 18 months following his termination (or if earlier upon him obtaining health care coverage from another source) and (ii) the accelerated vesting of all of his unvested equity awards in full. Mr. Giancarlo must sign a release of claims agreement in favor of the company as a pre-condition of receiving these severance payments and benefits.
KEVAN KRYSLER
In November 2019, we entered into an offer letter agreement with Mr. Krysler, our Chief Financial Officer. Mr. Krysler’s current base salary is $450,000, and he is eligible to earn a bonus with an annual target of 80% of his annual base salary to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.
JOHN COLGROVE
Mr. Colgrove’s current annual base salary is $400,000. Effective March 1, 2020, Mr. Colgrove is eligible to earn a bonus with an annual target of $400,000 to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee. If Mr. Colgrove’s employment is terminated without cause or he terminates his employment for good reason on or within 18 months following a change in control of the company, all unvested shares of stock subject to his outstanding stock option awards will immediately become fully vested.
PAUL MOUNTFORD
In October 2019, we entered into an offer letter agreement with Mr. Mountford, our Chief Operating Officer. Mr. Mountford’s current annual base salary is $520,000, and he is eligible to earn a bonus with an annual target of 100% of his annual base salary to be paid in semi-annual installments based on the achievement of corporate performance objectives, as determined by our compensation committee.

2020 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

CHANGE IN CONTROL SEVERANCE BENEFIT PLAN
In September 2015, we adopted a Change in Control Severance Benefit Plan (the Severance Plan). Employees with the title of vice president or above, including each of our named executive officers, are eligible participants under the Severance Plan. Under the Severance Plan, each eligible participant who suffers an involuntary termination of employment within the period starting three months prior to a change in control of the company and ending on the 12-month anniversary of the change in control, will receive (i) a lump sum cash payment equal to six months of the participant’s then-current base salary, (ii) a lump sum cash payment equal to six months of the participant’s then-current annual target bonus, (iii) up to six months of company-paid health insurance coverage, and (iv) accelerated vesting of 100% of the shares subject to each time-based vesting equity award held by such participant. These payments and benefits are subject to a “best after tax” provision in case they would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code.
If an employee is an eligible participant and otherwise eligible to receive severance payments and benefits under the Severance Plan that are of the same category and would otherwise duplicate the payments and benefits available under the terms of any other agreement the participant has with us, the participant will receive severance payments and benefits under such other agreement in lieu of any Severance Plan benefits to the extent such benefits are duplicative, and severance payments and benefits will be provided under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative benefits. For example, Mr. Giancarlo is eligible to participate in the Severance Plan, provided that he will still receive any more favorable terms under his employment agreement, such as his longer 18 months of company-paid health insurance coverage.
ACCELERATION UPON DEATH
In September 2015, our compensation committee amended all outstanding stock option awards to provide that if an employee dies while in a service relationship with us, all options held by the employee would vest and become exercisable in their entirety, and determined that the award agreement for all other stock awards would provide for full acceleration of the stock award in the event of the death of the employee while in a service relationship with us. Pursuant to such award terms, each of Messrs. Giancarlo, Krysler, Colgrove, Mountford and Hatfield would receive full acceleration of any time-based equity awards in the event of his death as of February 2, 2020, for an aggregate value of $15,929,737, $7,905,656, $4,411,470, $8,807,031 and $4,259,359, respectively, based on the closing market price of our common stock on February 2, 2020, which was $17.80 per share, and assuming full vesting of the performance-based RSU awards that were determined to have been earned at 82.5% for fiscal 2020. Mr. Riitters terminated employment with us on October 7, 2019 and ended his consulting arrangement with us on February 2, 2020, and any unvested RSUs and stock options were forfeited as of February 2, 2020.
POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION
The following table provides an estimate of the value of the payments and benefits due to each of our active named executive officers assuming a termination of employment without cause or if he terminates his employment for good reason, effective as of February 2, 2020, other than in connection with a change of control of the company, under the agreements described above. The actual amounts to be paid can only be determined at the time of such event.

Name (1)	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Options ($)(2)	Total ($)
Charles Giancarlo(3)	520,000	38,196	—	558,196
David Hatfield(4)	285,000	15,886	187,500	488,386
(1)Mr. Riitters is not included in this table because he terminated employment with us in October 2019. Messrs. Krysler, Colgrove and Mountfield are not included in this table because they do not receive any additional payments upon termination without cause or resignation for good reason unless such termination or resignation is in connection with a change of control.
(2)Based on the closing market price of our common stock on February 2, 2020, which was $17.80 per share.
(3)Reflects a cash payment equal to 12 months of Mr. Giancarlo’s then-current base salary and 18 months of company-paid health insurance coverage.
(4)Reflects continuation of base salary and reimbursement of health insurance payments for nine months, as well as vesting of 25% of the then-unvested shares subject to any then-outstanding stock options.

50

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR RESIGNATION IN CONNECTION WITH A CHANGE OF CONTROL
The following table provides an estimate of the value of the payments and benefits due to each of our active named executive officers assuming a termination of employment without cause or if he terminates his employment for good reason, effective as of February 2, 2020, in connection with a change of control of the company, under the agreements and the Severance Plan described above. The actual amounts to be paid can only be determined at the time of such event.

			Value of Accelerated Equity Awards ($)(1)
Name(2)	Cash Payment ($)	Benefit Continuation ($)	Restricted Shares and Restricted Stock Units	Options	Total ($)
Charles Giancarlo (3)	1,040,000	38,196	14,789,735	1,140,002	17,007,933
Kevan Krysler(4)	405,000	10,590	7,905,656	—	8,321,247
John Colgrove(4)	350,000	10,590	3,509,359	902,111	4,772,061
Paul Mountford(4)	520,000	12,732	8,807,031	—	9,339,762
David Hatfield(4)	475,000	15,886	3,509,359	750,000	4,750,245
(1)Based on the closing market price of our common stock on February 2, 2020, which was $17.80 per share.
(2)Mr. Riitters is not included in this table because he terminated employment with us in October 2019.
(3)Reflects a cash payment equal to 12 months of Mr. Giancarlo's base salary, 12 months of Mr. Giancarlo's annual target bonus and 18 months of company-paid health insurance coverage, as well as vesting of all shares subject to all outstanding equity awards (including performance-based equity awards granted during fiscal 2020 that were determined to have been earned at 82.5%) held by Mr. Giancarlo.
(4)Reflects a cash payment equal to six months of the named executive officer's base salary, six month of the named executive officer's annual target bonus and six months of company-paid health insurance coverage, as well as vesting of all shares subject to each outstanding time-based vesting equity award held by such named executive officer (including performance-based equity awards granted during fiscal 2020 that were determined to have been earned at 82.5%), except that Mr. Hatfield is eligible to receive continuation of base salary and reimbursement of health insurance payments for an additional three months.

2020 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
PAY RATIO INFORMATION
We are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee, referred to as “pay ratio” disclosure. Over the course of fiscal 2020, our headcount increased from over 2,800 employees to over 3,400 globally, an increase of over 20%. Given the changes to our employee population, we selected a new median employee. We identified the new median employee this fiscal year using the same methodology we used to identify last year’s median employee. We identified our total employee population as of December 31, 2019, other than our Chief Executive Officer. We compared the total of each employee’s aggregate salary, hourly pay, bonus and other cash compensation (such as on-call or overtime pay) actually paid, and the value of stock awards vested during calendar 2019, as reflected in our payroll records. We did not annualize the compensation of employees who were employed for less than the entire fiscal year.
Using this approach, we determined that we had two employees at the median, as we had an even number of employees. We then calculated annual total compensation for these employees using the same methodology used to calculate annual total compensation for our Chief Executive Officer as set forth in the “Summary Compensation Table” above, and we selected the employee with a more representative set of compensation components.
For fiscal 2020, the median of the annual total compensation of all employees of Pure (other than our Chief Executive Officer), based on the selected employee, was $198,409, and based on the annual total compensation for our Chief Executive Officer of $8,725,180, our ratio of Chief Executive Officer pay to median employee pay was 44 to 1. The amounts included in the above pay ratio calculation reflect the grant date fair value of equity awards granted during fiscal 2020.
The pay ratio above represents Pure’s reasonable estimate calculated in a manner consistent with the SEC rules, which allow for significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted the pay ratio rules, the ratio was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand our compensation practices and pay-ratio disclosures.

52

STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP
The following table sets forth, as of March 31, 2020, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each of our directors, (c) by each of our named executive officers, and (d) by all of our current executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on 266,492,671 shares of common stock outstanding as of March 31, 2020. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2020. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Except as otherwise noted below, the address for persons listed in the table is c/o Pure Storage, Inc., 650 Castro Street, Mountain View, California 94041.

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares Subject to Options Exercisable as of March 31, 2020 or Which Become Exercisable Within 60 Days of This Date	Number of RSUs That Vest Within 60 Days of March 31, 2020	Shares Beneficially Owned	%
Executive Officers:
Charles Giancarlo(1)	1,158,502	645,832	—	1,804,334	*
Kevan Krysler	—	—	—	—	0
John Colgrove(2)	13,844,885	620,833	—	14,465,718	5.4
Paul Mountford	—	—	—	—	0
Timothy Riitters	17,799	2,291	—	20,090	*
David Hatfield(3)	704,401	1,216,810	—	1,921,211	*
Directors:
Andrew Brown	—	—	—	—	0
Scott Dietzen(4)	4,187,761	—	—	4,187,761	1.6
Mark Garrett	25,380	270,000	—	295,380	*
Jeff Rothschild	24,816	—	—	24,816	*
Anita Sands	10,380	164,666	—	175,046	*
Susan Taylor	13,609	—	1,674	15,283	*
Roxanne Taylor	10,298	—	1,850	12,148	*
Greg Tomb	—	—	—	—	0
All directors and executive officers as a group (12 persons)	19,275,631	1,701,331	3,524	20,980,486	7.8

2020 PROXY STATEMENT	53

STOCK OWNERSHIP INFORMATION

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares Subject to Options Exercisable as of March 31, 2020 or Which Become Exercisable Within 60 Days of This Date	Number of RSUs That Vest Within 60 Days of March 31, 2020	Shares Beneficially Owned	%
5% Stockholders:
FMR and affiliated entities(5)	22,105,597	—	—	22,105,597	8.3
Vanguard Group(6)	20,907,369	—	—	20,907,369	7.8
Champlain Investment Partners(7)	16,613,360	—	—	16,613,360	6.2
William Blair Investment Management(8)	15,543,680	—	—	15,543,680	5.8
Price (T. Rowe) Associates(9)	15,540,348	—	—	15,540,348	5.8
*Denotes less than 1%
(1)Includes 626,986 shares of common stock which are unvested and subject to our right of repurchase.
(2)Includes (i) 143,126 shares of common stock which are unvested and subject to our right of repurchase, (ii) 2,250,000 shares held by Eric Edward Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE, (iii) 2,250,000 shares held by Richard Winston Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE, and (iv) 1,553,926 shares held by the Colgrove Family Living Trust, over which Mr. Colgrove shares voting and dispositive power.
(3)Includes (i) 143,126 shares of common stock which are unvested and subject to our right of repurchase, (ii) 18,666 shares held by DMH 2013 Irrevocable Trust, 18,666 shares held by JHH 2013 Irrevocable Trust, and 18,666 shares held by KGH 2013 Irrevocable Trust, over which Mr. Hatfield has voting and dispositive power, and (iii) 24,375 shares held by DM Hatfield & JM Hatfield Co-TTEE The Hatfield Family Trust U/A DTD 3/10/2000.
(4)Includes (i) 9,809 shares of common stock which are unvested and subject to our right of repurchase, (ii) 3,231,083 shares held by Scott Dietzen and Katherine Dietzen, Co-Trustees of the Dietzen Living Trust, dated January 16, 2009, over which Dr. Dietzen shares voting and dispositive power, and (ii) 732,000 shares are held by JP Morgan Trust Company of Delaware, as Trustee of the Dietzen Family 2014 Irrevocable Trust GST Exempt Trust under agreement dated March 25, 2014, over which Dr. Dietzen shares voting and dispositive power.
(5)Based on information contained in a Schedule 13G/A filed on February 7, 2020. FMR LLC, or FMR, has sole voting power over 7,312,733 and sole dispositive power over 22,105,597 of these shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company, or FMR Co, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. FMR is located at 245 Summer St, Boston, MA 02210.
(6)Based on information contained in a Schedule 13G/A filed on February 12, 2020. The Vanguard Group has sole voting power over 129,951, shared voting power over 39,364, sole dispositive power over 20,765,452 and shared voting power over 141,917 of these shares. The Vanguard Group is located at 100 Vanguard Blvd, Malvern, PA 19355.
(7)Based on information contained in a Schedule 13G filed on February 13, 2020. Champlain Investment Partners, LLC has sole voting power over 13,833,310 and sole dispositive power over all of these shares. Champlain Investment Partners, LLC is located at 180 Battery Street, Suite 400, Burlington, VT 05401.
(8)Based on information contained in a Schedule 13G filed on February 10, 2020. William Blair Investment Management LLC has sole voting power over 13,838,043 and sole dispositive power over all of these shares. William Blair Investment Management LLC is located at 150 North Riverside Plaza, Chicago, IL 60606.
(9)Based on information contained in a Schedule 13G filed on February 14, 2020. T. Rowe Price Associates, Inc. has sole voting power over 3,095,567 and sole dispositive power over all of these shares. T. Rowe Price Associates, Inc. is located at 100 East Pratt St, Baltimore, MD 2102.

54

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of February 2, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	52,256,840	$8.98	22,314,191
Equity plans not approved by stockholders	—		—
(1)Includes our 2009 Equity Incentive Plan and 2015 Plan, but does not include future rights to purchase shares under our ESPP, which depend on a number of factors described in our ESPP.
(2)The weighted average exercise price is calculated based solely on outstanding stock options and excludes the shares of common stock included in column (a) that are issuable upon the vesting of 25,434,597 shares under stock awards then-outstanding under our 2015 Plan, which have no exercise price.
(3)Includes our 2015 Plan and ESPP. Our 2015 Plan provides that the total number of shares of common stock reserved for issuance thereunder will be automatically increased, on the first day of each fiscal year in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Our ESPP provides that the number of shares of common stock available for issuance thereunder is automatically increased on February 1st of each fiscal year by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (ii) 3,500,000 shares; provided that our board of directors may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2020, the number of shares of common stock available for issuance under our ESPP increased by 2,642,636, which is reflected in the table above and on February 3, 2020, the number of shares of common stock available for issuance under our 2015 Plan will increase by 13,213,180, which is not reflected in the table above.

2020 PROXY STATEMENT	55

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 25, 2020

Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. The proxy statement and annual report are available at www.proxyvote.com.
We intend to mail the Notice on or about May 11, 2020 to all stockholders of record.
How do I attend and participate in the annual meeting online?
We will be hosting the meeting via live webcast only. Any stockholder of record can attend the meeting live online at www.virtualshareholdermeeting.com/PSTG2020. The webcast will start at 10:00 a.m. Pacific Time on June 25, 2020. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PSTG2020.
Who can vote at the meeting?
Only stockholders of record at the close of business on April 30, 2020 will be entitled to vote at the meeting. On this record date, there were 263,914,277 shares of common stock outstanding and entitled to vote.
A list of stockholders entitled to vote will be available for 10 days prior to the annual meeting at our headquarters, 650 Castro Street, Mountain View, California 94041. If you would like to view the stockholder list, please contact our Investor Relations Department at ir@purestorage.com to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the recent COVID-19 pandemic. In addition, a list of stockholders of record will be available in the online meeting portal during the meeting for inspection by stockholders of record for any legally valid purpose related to the meeting.
Stockholder of Record: Shares Registered in Your Name
If, on April 30, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 30, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

56

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What am I voting on?
There are three matters scheduled for a vote:
•Election of four Class II directors to hold office until our 2023 annual meeting of stockholders;
•Ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and
•Approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.
•To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/PSTG2020, starting at 9:45 a.m. PT on June 25, 2020.
•To vote online before the meeting, go to www.proxyvote.com.
•To vote by telephone, call 1-800-690-6903.
•To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.
If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the 2020 annual meeting of stockholders, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.
Can I change my vote after submitting my proxy?
Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy by:
•Submitting another properly completed proxy card with a later date;
•Granting a subsequent proxy by telephone or through the internet;
•Sending a timely written notice that you are revoking your proxy to our Secretary at 650 Castro Street, Mountain View, California 94041; or
•Attending and voting online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.

2020 PROXY STATEMENT	57

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NYSE deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election each of the nominees for Class II director, FOR the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm and FOR the advisory approval of named executive officer compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
How many votes do I have?
Each holder of common stock will have the right to one vote per share.
How many votes are needed to approve each proposal?
•Proposal 1: The four nominees for Class II directors that receive the highest number of FOR votes will be elected. Only votes “For” will affect the outcome.
•Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.
•Proposal 3: The advisory approval of the compensation of our named executive officers must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How are broker non-votes and abstentions treated?
If your shares of common stock are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposals 1 and 3, the broker may not exercise discretion to vote on those proposals. Such event would constitute a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted.
If stockholders abstain from voting, the applicable shares of common stock will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. With respect to Proposal 1, abstentions are not considered WITHHOLD votes or votes cast FOR a nominee’s election and will have no effect in determining whether a nominee for director has received sufficient votes. With respect to Proposal 2 and 3, abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same effect as voting against the proposal.
Who counts the votes?
We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. Please be aware that you must bear any costs associated with your internet access. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 11, 2021, to our Secretary at 650 Castro Street, Mountain View, California 94041; provided that if the date of next year’s meeting is earlier than May 26, 2021 or later than July 25, 2021, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, you must do so between February 25, 2021 and March 27, 2021; provided that if the date of that annual meeting of stockholders is earlier than May 26, 2021 or later than July 25, 2021, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock entitled to vote at the meeting are present at the meeting or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the aggregate voting power of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.
What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent by notifying your broker. To make a change regarding the format of your proxy materials (electronically or in print), or to request receipt of a separate set of documents to a household, contact us through our website at investor.purestorage.com, or by mail at 650 Castro Street, Mountain View, California 94041 or by phone at (650) 243-0486.

2020 PROXY STATEMENT	59

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
JOSEPH FITZGERALD
Chief Legal Officer and Corporate Secretary
Mountain View, California
May 11, 2020

We have filed our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investor.purestorage.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended February 2, 2020 is available without charge upon written request to ir@purestorage.com or to our Secretary at 650 Castro Street, Mountain View, California 94041.

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©2020 Pure Storage, Inc. All rights reserved. Pure Storage, the P logo mark are trademarks or registered trademarks of Pure Storage, Inc.
All other names may be trademarks of their respective owners.

purestorage.com

800.379.PURE

PURESTORAGE®

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D13340-P39762

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PURE STORAGE, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of four Class II directors to serve until our Annual Stockholder Meeting in 2023.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew Brown
02) John Colgrove
03) Mark Garrett
04) Roxanne Taylor

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies may vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D13341-P39762

PURE STORAGE, INC.
Annual Meeting of Stockholders
June 25, 2020 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Giancarlo, Kevan Krysler and Joseph FitzGerald, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PURE STORAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PT on June 25, 2020, at www.virtualshareholdermeeting.com/PSTG2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side